      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2000

                                                      REGISTRATION NO. 333-85163
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 4
                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                PREDICT IT INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                DELAWARE                                    7375                                   84-1433978
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                            ------------------------

                         268 W. 44TH STREET, 5TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 217-1200
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               ANDREW P. MERKATZ
                                   PRESIDENT
                                PREDICT IT INC.
                         268 W. 44TH STREET, 5TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 217-1200
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:


                            MICHAEL L. PFLAUM, ESQ.
                          CAMHY KARLINSKY & STEIN LLP
                           1740 BROADWAY, 16TH FLOOR
                         NEW YORK, NEW YORK 10019-4315
                                 (212) 977-6600


     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION DATED MAY   , 2000


                               [PREDICT IT LOGO]

                               ------------------

                                PREDICT IT INC.

                       13,189,152 SHARES OF COMMON STOCK

                               ------------------

     This prospectus covers an aggregate of 13,189,152 shares of our common stock, which will be sold from time to time by the stockholders named on page
35. We will not receive any money from the stockholders when they sell their shares of common stock, but we will receive monies upon the exercise of our stock options.


     Our common stock is quoted on the OTC Electronic Bulletin Board under the symbol "PRITE." On May 12, 2000, the price of our common stock as quoted on the OTC Electronic Bulletin Board was $0.6825.


                               ------------------

     The securities offered hereby are speculative and involve a high degree of risk. SEE "RISK FACTORS" COMMENCING ON PAGE 5.

                               ------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                                  MAY 15, 2000

     You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of the prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Prospectus Summary.........................................................................................      3
Summary Financial Information..............................................................................      4
Risk Factors...............................................................................................      5
Special Note on Forward-Looking Statements.................................................................      7
Available Information......................................................................................      7
Predict It.................................................................................................      9
Use of Proceeds............................................................................................      9
Price Range of Common Stock................................................................................      9
Dividend Policy............................................................................................     10
Capitalization.............................................................................................     10
Selected Financial Data....................................................................................     11
Management Discussion and Analysis of Financial Condition And Results of Operations........................     13
Business...................................................................................................     17
Management.................................................................................................     26
Executive Compensation and Other Information...............................................................     28
Stock Option Plan..........................................................................................     29
Related Party Transactions.................................................................................     30
Principal Stockholders.....................................................................................     31
Selling Security Holders...................................................................................     35
Plan of Distribution.......................................................................................     38
Description of The Capital Stock...........................................................................     39
Shares Eligible for Future Sale............................................................................     44
Legal Matters..............................................................................................     44
Experts....................................................................................................     45
Disclosure of Company Position on Indemnification for Securities Act Liabilities...........................     45
Index to Financial Statements..............................................................................    F-1

                               PROSPECTUS SUMMARY
                                PREDICT IT INC.

     Our business is the development of interactive products, which are distributed over the Internet. The Predict It business allows users to participate actively by predicting the outcome of events and evaluating the results of their participation and those of other users. Our innovative system, which is patent pending as of the date of this registration statement, permits users to pick and exchange predictions with other users. Predict It accumulates all user picks into a database that, over time, allows Predict It to calculate the accuracy of predictions for any set of events whose outcome can be measured objectively. Our initial product offering, "Predict It Sports," allows users to pick and exchange predictions on sporting events with other Predict It users. We utilize our database to calculate the accuracy of those predictions and allow other users to view the entries. Our system, unlike chat rooms, bulletin boards and stock tracking systems, enables users to quickly find and view the predictions of the best analysts, who in turn may earn money each time their future predictions are viewed. Users may post predictions and view the predictions of others free of charge.

     We employ a strategy in which we enter into partner relationships with other Internet companies to market our product by creating a web site with Predict It's content, while simultaneously maintaining the overall look and feel of our partners' web sites. Presently, revenues are principally earned by the sale of advertisements either by us directly or on a revenue sharing basis with our partners. Unlike other businesses on the Internet that attempt to attract visitors by providing many services on one web site, our strategy is to attract visitors by providing unique, compelling and user-generated content that drives repeat visits by Predict It users to the web sites of companies with which we have created partnerships.

     On June 30, 1999, we purchased Virtual Stock Exchange, Inc. Virtual Stock Exchange is an Internet-based stock market simulation and forecasting company that operates www.VirtualStockExchange.com, which services over 100,000 registered members and generates in excess of 4.5 million page views per month. Consumers may access Virtual Stock Exchange directly via its web site or at other web sites, including Crosswalk.com, PlanetDirect.com and Collegestudent.com. Virtual Stock Exchange is a separate Predict It product that can also be accessed at the Predict It Network web site, www.predictit.net. Please see the "Selected Financial Data" and "Business" sections for a detailed account of this transaction.

     On March 13, 2000, we commenced a private offering of units consisting of shares of Series B Preferred Stock and warrants to purchase shares of our common stock. On April 14, 2000, we issued an aggregate of 43 units to new and existing shareholders.

     We maintain our principal business operations at 268 W. 44th Street, 5th Floor, New York, New York 10036. Our telephone number is (212) 217-1200, and our web sites include http://www.predictit.com, http://www.sports.predictit.com, http://www.predictit.net, and http://www.VirtualStockExchange.com.

                            SUMMARY FINANCIAL INFORMATION

     The summary financial information below is derived from and should be read in conjunction with the financial statements, including the notes to the financial statements, appearing elsewhere in this prospectus.


                                                                     HISTORICAL
                                                    --------------------------------------------
                                                    SETPEMBER 2,                                     PRO FORMA AS ADJUSTED FOR
                                                       1997                                     ACQUISITION OF VIRTUAL STOCK
                                                    (INCEPTION)                                            EXCHANGE, INC.
                                                     THROUGH          YEAR ENDED DECEMBER 31,       ----------------------------
                                                    DECEMBER 31,    ----------------------------    YEAR ENDED DECEMBER 31,
                                                       1997            1998             1999                1999
                                                    ------------    ------------    ------------    ----------------------------
                                                                                                            (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenue:
  User fees......................................                    $    7,712     $      4,519            $     11,616
  Advertising....................................                         6,000          174,517                 233,610
                                                      --------       ----------     ------------            ------------
                                                                         13,712          179,036                 245,226
                                                      --------       ----------     ------------            ------------
Costs and expenses:
  Site development/maintenance...................                       177,783          406,778                 573,805
  Selling, general and administrative(2).........     $ 21,402          340,698        2,786,164               2,882,615
  Amortization of intangibles(1).................                                        244,676                 489,352
  Interest expense (income)......................                         3,000              856                   8,144
                                                      --------       ----------     ------------            ------------
                                                        21,402          521,481        3,438,474               3,953,916
                                                      --------       ----------     ------------            ------------
Net loss before income tax.......................     $(21,402)      $ (507,769)    $ (3,259,438)           $ (3,708,690)
                                                      ========       ==========     ============            ============
Net loss per share--basic and diluted............     $   (.04)      $     (.21)    $       (.37)           $       (.37)
                                                      ========       ==========     ============            ============
Weighted average number of shares outstanding....      488,412        2,381,327        8,872,400               9,972,400
                                                      ========       ==========     ============            ============


                                                                                             AS OF DECEMBER 31, 1999
                                                                                             ----------------------------
BALANCE SHEET DATA:
Working capital...........................................................................           $   (680,986)
Total assets..............................................................................              4,027,249
Long term debt............................................................................                 51,773
Total liabilities.........................................................................              1,864,517
                                                                                                     ============
Accumulated deficit.......................................................................             (3,788,609)
                                                                                                     ============
Total stockholders' equity................................................................              2,162,732
                                                                                                     ============

------------------
(1) Represents amortization expense related to goodwill resulting from the acquisition of Virtual Stock Exchange, which is being amortized over a period of three years.


(2) Includes the impact of employment agreements entered into upon the consummation of the acquisition of Virtual Stock Exchange, representing additional costs of $57,000 for the year ended December 31, 1999.

                                  RISK FACTORS


WE HAVE A HISTORY OF NET LOSSES AND EXPECT TO INCUR ADDITIONAL LOSSES IN THE FUTURE.


     We have incurred losses since inception, including a net loss of approximately $3,259,438 for the year ended December 31, 1999. As of December 31, 1999, we had an accumulated deficit of approximately $3,788,609. Although we expect our revenues to grow in upcoming quarters, we expect to have increasing net losses and negative cash flows for the foreseeable future. The size of these net losses will depend, in part, on the rate of growth in our revenues from our advertisers and from our partners, and on our expenses. In addition, our fixed monthly operating expenses in the short term consist of obligations to our employees, landlord, and certain vendors in the aggregate amount of approximately $250,000. In the event we do not generate the amount of revenue we expect, we may not be able to adjust these obligations quickly enough to offset any revenue shortfall. For a more detailed account of our historical losses, please see the "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections.



WE MAY NEED TO INCREASE OUR SPENDING IN CERTAIN KEY AREAS.



     We believe that in order to continue to grow our business, we must make significant expenditures to



     o develop broader brand recognition for our core products and services;



     o enhance the technology of our current products and services; and



     o develop new products and services, such as in the area of politics and entertainment.



These goals can be achieved through fee and co-promotion based partnerships, revenue sharing arrangements with third parties, product acquisitions, and internal development. Although we believe that we currently have enough financing to cover our significant expenditures in these areas until December 2000, the costs for these undertakings may be greater than what we currently anticipate. In such event, the additional financing that would be required may not be available at that time on terms favorable to us. If we are not able to achieve these goals, there may be a significant negative impact on our ability to continue to follow our current business model.



GROWTH OF OUR BUSINESS MAY STRAIN OUR MANAGERIAL, FINANCIAL AND OPERATIONAL RESOURCES.



     We have experienced, and may continue to experience, rapid growth. Between May 15, 1999 and May 15, 2000, we hired 32 employees. We expect to hire an additional 6 employees by the end of 2000 in an effort to develop our products and technology and expand our sales force. Our failure to attract and retain highly qualified employees may disable our growth and may distract the efforts of our existing personnel. If we do experience growth, it could place a significant strain on our managerial, financial and operational resources. Any growth we may experience will result in increased responsibility for existing and new management personnel. Our effective growth management will depend on the following:



     o Our ability to integrate new personnel into our corporate structure;



     o Ensuring that our operational, management and financial systems and controls continue to operate efficiently; and



     o Our ability to recruit, train, motivate, manage and retain highly skilled employees in light of the intense level of competition in our industry.



     We cannot be certain that our systems, procedures or controls will be adequate to support our operations or that we will be able to manage any growth effectively. If we do not manage our growth effectively, our expenses may exceed our revenues and we may never achieve profitability.



SYSTEM FAILURE COULD SIGNIFICANTLY REDUCE OUR REVENUES.



     The servers that host our web sites are backed-up by remote servers, but we cannot be certain that the back-up servers will not fail or cause an interruption in our service. Our web sites could also be affected by computer viruses, electronic break-ins or other similar disruptions. Our users depend on Internet service providers, online service providers and other web site operators for access to our web sites. Each of these providers has experienced significant outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to our systems. Further, our systems are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. Any system failure, including network, software or hardware failure, that causes an interruption in our service could result in reduced visits to our web sites and, therefore, reduced revenues.



WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY BECAUSE OUR COMPETITORS ARE MORE ESTABLISHED AND HAVE GREATER RESOURCES THAN WE DO.



     The interactive sports and stock categories are rapidly evolving and are very competitive. There are no substantial barriers to entry in this market. We anticipate that the number of direct and indirect competitors will increase in the future. This could result in price reductions for advertising, reduced margins, greater operating losses or a loss of market share, any of which would decrease our ability to achieve profitability.



     Many of our existing competitors, such as Sandbox.com and HollywoodStockExchange.com, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. This may allow them to devote greater resources than we can to the development and promotion of their products and services. Many of our competitors offer a wider range of services than we do. Our competitors' services may attract users to their sites and may consequently result in decreased visits to our sites. Our competitors may also engage in more extensive research and development, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, partners, advertisers and electronic commerce partners. Our competitors may develop products and services that are equal or superior to ours or that achieve greater market acceptance. In addition, current and potential competitors may establish relationships among themselves or with third parties to better address the needs of advertisers and businesses engaged in electronic commerce.



OUR SUCCESS DEPENDS ON THE ACCEPTANCE OF THE INTERNET AS AN ADVERTISING MEDIUM.



     Due to our limited operating history, it is difficult to evaluate our ability to generate revenues. Our current business model is to generate a substantial portion of all of our future revenues through Internet advertising. Since this method of revenue generation is relatively new and largely untested, we cannot yet gauge its effectiveness as compared to traditional advertising media. Advertisers that traditionally relied on other advertising media may be reluctant to advertise on the Predict It web sites, believing that Internet advertising is less effective than traditional advertising media for promoting their products and services. Consequently, they may allocate only limited portions of their advertising budgets to advertising on Predict It web sites. We may be required to find alternate means of generating revenue if Internet advertising does not continue to grow or if we are unsuccessful in increasing our advertising revenues.



PROVISIONS IN OUR CERTIFICATE OF INCORPORATION, BYLAWS, AND CERTIFICATE OF DESIGNATION OF OUR SERIES B PREFERRED STOCK MAY PREVENT OR DELAY A CHANGE OF CONTROL.



     Provisions of our certificate of incorporation, bylaws, certificate of designation of our Series B Preferred Stock, and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change of control that you may consider favorable, as they may have the effect of discouraging potential takeover attempts or making it more difficult for stockholders to change management. In addition, our certificate of incorporation allows our board of directors to issue up to 10,000,000 shares of preferred stock, including the 1,000,000 shares of our Series A Preferred Stock and 430,001 shares of our Series B Preferred Stock which are currently outstanding, and determine the price and the terms, including preferences and voting rights, of those shares without stockholder approval. This ability to issue additional shares of our preferred stock could, among other things:



     o discourage bids for our common stock at a premium over the market price;
       or



     o adversely affect the market price of, and the voting and other rights of the holders of, our common stock; or



     o have the effect of delaying, deferring or preventing an acquisition or a change in control of Predict It.

WE MAY BE DELISTED FROM THE OTC ELECTRONIC BULLETIN BOARD ON MAY 17, 2000.



     Our common stock is quoted on the OTC Electronic Bulletin Board, a NASD sponsored and operated quotation system for equity securities. We are not currently filing reports under the Securities and Exchange Act and will not do so until this registration statement and our registration statement on Form 8-A are declared effective by the Commission. If such registration statements are not declared effective prior to May 17, 2000, we may not be able to maintain our listing on the OTC Electronic Bulletin Board. Consequently, our shareholders may have difficulty determining the fair market value of our common stock and we may be unable to obtain required future financing.


SINCE OUR SHARES ARE "PENNY STOCKS," YOU MAY BE UNABLE TO RESELL THEM IN THE SECONDARY MARKET.


     A "penny stock" is an equity security with a market price of less than $5.00 per share which is not listed on the Nasdaq or a national securities exchange. Due to the extra risks involved in an investment in penny stocks, federal securities laws and regulations require broker/dealers who recommend penny stocks to persons other than their established customers and accredited investors to make a special written suitability determination for the purchaser, provide them with a disclosure schedule explaining the penny stock market and its risks, and receive the purchaser's written agreement to the transaction prior to the sale. These requirements limit the ability of broker/dealers to sell penny stocks. Also, because of the extra requirements, many broker/dealers are unwilling to sell penny stocks at all. Since our shares are currently "penny stocks," you may be unable to resell the stock you buy in this offering and could lose your entire investment.


SINCE THE MARKET FOR STOCKS OF INTERNET COMPANIES HISTORICALLY HAS EXPERIENCED EXTREME PRICE AND VOLUME FLUCTUATIONS, OUR SHARES MAY EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS.


     The market for the stocks of Internet-related companies has experienced extreme price and volume fluctuations. Therefore, the market price of our common stock may be volatile and may decline. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, litigation could result in substantial costs and a diversion of our management's attention and resources.



                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     Some of the statements contained in or incorporated by reference in this prospectus discuss our plans and strategies for our business or state other forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management; however, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including the following:

     o the success or failure of our efforts to implement our business strategy; and

     o the other factors discussed under the heading "Risk Factors" and elsewhere in this prospectus.


     We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.


                             AVAILABLE INFORMATION

     We will file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied, at the Public Reference Room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Northeast Regional Office of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the Midwest Regional Office of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings will also be available to the public from the Commission's web site at http://www.sec.gov.

     We filed a registration statement with the Commission on Form SB-2, under the Securities Act of 1933, with respect to the securities described in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information which is contained in the entire registration statement and the exhibits and schedules filed with the registration statement. For further information about us, and our common stock described by this prospectus, you can review the entire registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and therefore, you should review the filed exhibits for the complete details of such contract or other document. You may read and copy any document that we file at the Public Reference Room.

                                   PREDICT IT


     Predict It Corp., the immediate predecessor to Predict It Inc., was incorporated under the laws of the State of Delaware on August 11, 1998 as SPORTSCAPPERS, INC. Predict It Corp. was the successor to the business of SPORTSCAPPERS, INC., a Colorado corporation incorporated in September 1997, which merged in August 1998 into SPORTSCAPPERS, INC., a Delaware corporation. We changed our name to "Predict It Corp." on January 4, 1999. On April 28, 1999, Predict It Corp. merged with and into WDC Development, Inc. WDC Development was the surviving corporation and it changed its name to "Predict It Inc." The post-merger business of Predict It Inc. is the pre-merger business of Predict It Corp. and its predecessors. On June 30, 1999, through a wholly-owned Delaware subsidiary of Predict It Inc., we purchased Virtual Stock Exchange, Inc., a Delaware corporation. We maintain our principal business operations at 268 W. 44th Street, 5th Floor, New York, New York 10036. Our telephone number is 212-217-1200, and our web sites include http://www.predictit.com, http://www.sports.predictit.com and http://www.VirtualStockExchange.com.


                                USE OF PROCEEDS

     We will not receive any part of the proceeds from the sale by our stockholders of our common stock. However, we will receive $57,528.75 from our stockholders upon the exercise of stock options registered in this Registration Statement. The proceeds will be used for general corporate purposes to grow Predict It's business.

                          PRICE RANGE OF COMMON STOCK

     Our common stock is currently quoted on the OTC Electronic Bulletin Board under the symbol "PRITE." There was no active market for Predict It's securities until April 28, 1999(1). The following table sets forth the high and low bid price information for the common stock as quoted on the OTC Electronic Bulletin Board for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.


                                                                              COMMON STOCK
                                                                           -------------------
                                                                           HIGH BID    LOW BID
                                                                           --------    -------
October 1, 1998 through December 31, 1998...............................    $    0     $     0
January 1, 1999-March 31, 1999..........................................    $ 1.50     $     0
April 1, 1999-June 30, 1999.............................................    $ 4.25     $  1.87
July 1, 1999-September 30, 1999.........................................    $ 2.93     $  1.03
October 1, 1999-December 31, 1999.......................................    $ 2.09     $  1.25
January 1, 2000-March 31, 2000..........................................    $ 2.21     $  1.06
April 1, 2000-May 12, 2000..............................................    $ 1.38     $  0.58



     On May 12, 2000, the closing bid price as quoted by the OTC Electronic Bulletin Board for our common stock was $.6825. As of May 12, 2000, there were approximately 25 holders of record of our common stock.


     There is no public trading market for any of our preferred stock, options or warrants.
------------------
(1) Prior to the reverse merger, Predict It Inc. (then named WDC Development, Inc.) was listed on the OTC Electronic Bulletin Board from November 1998 through April 27, 1999.

                                DIVIDEND POLICY


     We have never declared or paid cash dividends on our common stock. We presently intend to retain any earnings for use in the business and do not anticipate paying cash dividends in the foreseeable future. Any future cash dividends will be at the discretion of the board of directors and will depend on our earnings, financial condition, cash flows, capital requirements and other considerations that the board of directors may consider relevant. Our Series A Preferred Stock and Series B Preferred Stock do not pay any dividends.


                                 CAPITALIZATION

     The following table sets forth, as of December 31, 1999 the capitalization of Predict It Inc. The following table should be read in conjunction with the financial statements and notes thereto of Predict It Inc., Virtual Stock Exchange, Inc. and the unaudited pro forma financial statements included elsewhere in this prospectus.

                                                                                        DECEMBER 31, 1999
                                                                                        -----------------
                                                                                            ACTUAL
                                                                                        -----------------
Current liabilities:
  Accounts payable and accrued expenses..............................................      $ 1,086,824
  Loans payable to stockholders, net of debt discount of $438,222....................          561,778
  Capital lease obligations-current portion..........................................           64,142
  Notes payable, stockholders........................................................          100,000
Long-term liabilities:
  Capital lease obligations..........................................................           51,773
                                                                                           -----------
Total liabilities....................................................................        1,864,517
                                                                                           -----------
Preferred stock, $.01 par value, 5,000,000 shares authorized, 1,000,000 shares
  Series A issued and outstanding at December 31, 1999 (stated at liquidation
  preference)........................................................................        3,000,000

Common stock, $.01 par value, 25,000,000 shares authorized, 11,303,448 shares issued and outstanding at December 31, 1999 (exclusive of 500,000 shares held in
  escrow)............................................................................          113,034
  Additional paid-in capital.........................................................        3,595,529
  Deficit............................................................................       (3,788,609)
  Unearned compensation..............................................................         (757,222)
                                                                                           -----------
Total stockholders' equity...........................................................        2,162,732
                                                                                           -----------
Total liabilities and stockholders' equity...........................................      $ 4,027,249
                                                                                           ===========

                            SELECTED FINANCIAL DATA

     On April 28, 1999, Predict It Corp. merged with and into WDC Development, Inc. WDC Development was the surviving corporation and changed its name to "Predict It Inc." In the merger, all of the outstanding capital stock of Predict It Corp. was converted into shares of common stock of the surviving corporation. For accounting purposes, the merger has been treated as a recapitalization of Predict It Corp. Financial statements prior to the merger are those of Predict It Corp. The financial statements give retroactive effect to the conversion of Predict It Corp. capital stock into Predict It Inc. common stock to reflect the recapitalization.


     On June 30, 1999, through a wholly-owned Delaware subsidiary of Predict It Inc., we purchased 100% of the outstanding stock of Virtual Stock Exchange, Inc., a Delaware corporation. In exchange, we issued to the 3 stockholders of Virtual Stock Exchange an aggregate of 2,700,000 shares of our common stock, representing approximately 23% of our outstanding common stock. Of the shares issued, 500,000 shares will be held in escrow, with 50% of such shares to be released in January 2000, and the remaining 50% of such shares to be released in January 2001, as long as the number of registered users and page views of the combined activities exceeds certain specified amounts. No shares were released in January 2000 because the specified milestones were not met, but this portion of the escrowed shares may be released in January 2001 with the remainder of the escrowed shares if the milestones for the second period are met.



     Set forth below is selected financial data of Predict It Inc. as of December 31, 1999, and for the years ended December 31, 1999 and 1998. The statements of operations and the balance sheet data as of December 31, 1999 and for the years ended December 31, 1999 and 1998 have been derived from the audited financial statements of Predict It Inc. included elsewhere in this prospectus. Also set forth below is summary unaudited pro forma financial data of Predict It Inc. The unaudited pro forma as adjusted statement of operations data for the year ended December 31, 1999 is presented as if the acquisition of Virtual Stock Exchange, Inc. had occurred as of the beginning of the period presented. The unaudited pro forma as adjusted financial data has been prepared based on the audited and unaudited financial statements of Virtual Stock Exchange, Inc., which are included elsewhere in this prospectus. The unaudited pro forma as adjusted financial data is not intended to be an indication of the results that would have occurred for the period indicated or which may be realized in the future. The selected financial data and summary unaudited pro forma as adjusted financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of Predict It Inc. and Virtual Stock Exchange, Inc. and the notes thereto included elsewhere in the prospectus.

                                                                     HISTORICAL
                                                    --------------------------------------------
                                                    SEPTEMBER 2,                                     PRO FORMA AS ADJUSTED FOR
                                                       1997                                         ACQUISITION OF VIRTUAL STOCK
                                                    (INCEPTION)                                            EXCHANGE, INC.
                                                     THROUGH          YEAR ENDED DECEMBER 31,       ----------------------------
                                                    DECEMBER 31,    ----------------------------    YEAR ENDED DECEMBER 31,
                                                       1997            1998             1999                1999
                                                    ------------    ------------    ------------    ----------------------------
                                                                                                            (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenue:
  User fees......................................                    $    7,712     $      4,519            $     11,616
  Advertising....................................                         6,000          174,517                 233,610
                                                      --------       ----------     ------------            ------------
                                                                         13,712          179,036                 245,226
                                                      --------       ----------     ------------            ------------
Costs and expenses:
  Site development/maintenance...................                       177,783          406,778                 573,805
  Selling, general and administrative(2).........     $ 21,402          340,698        2,786,164               2,882,615
  Amortization of intangibles(1).................                                        244,676                 489,352
  Interest expense (income)......................                         3,000              856                   8,144
                                                      --------       ----------     ------------            ------------
                                                        21,402          521,481        3,438,474               3,953,916
                                                      --------       ----------     ------------            ------------
Net loss before income tax.......................     $(21,402)      $ (507,769)    $ (3,259,438)           $ (3,708,690)
                                                      ========       ==========     ============            ============
Net loss per share--basic and diluted............     $   (.04)      $     (.21)    $       (.37)           $       (.37)
                                                      ========       ==========     ============            ============
Weighted average number of shares outstanding....      488,412        2,381,327        8,872,400               9,972,400
                                                      ========       ==========     ============            ============


                                                                                             AS OF DECEMBER 31, 1999
                                                                                             ----------------------------
BALANCE SHEET DATA:
Working capital...........................................................................           $   (680,986)
Total assets..............................................................................              4,027,249
Long term debt............................................................................                 51,773
Total liabilities.........................................................................              1,864,517
                                                                                                     ============
Accumulated deficit.......................................................................             (3,788,609)
                                                                                                     ============
Total stockholders' equity................................................................              2,162,732
                                                                                                     ============

------------------
(1) Represents amortization expense related to goodwill resulting from the acquisition of Virtual Stock Exchange, which is being amortized over a period of three years.


(2) Includes the impact of employment agreements entered into upon the consummation of the acquisition of Virtual Stock Exchange, representing additional costs of $57,000 for the year ended December 31, 1999.

                MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Predict It Inc. provides user-generated prediction services on the Internet. The innovative patent-pending system objectively measures, identifies and ranks users, who are known as analysts, based on their prediction performance in event categories such as sports, finance, politics, and entertainment. The Predict It system then compensates these analysts when other Predict It analysts seek out their opinions. The Predict It web site lends itself to any set of events whose outcomes can be measured objectively and which occur with some regularity. Currently, Predict It offers predictive services for sports and finance, but we plan to expand our product offerings into additional product categories, including politics and entertainment. Predict It Inc. is publicly traded on the OTC Electronic Bulletin Board under the symbol "PRITE."

     On April 28, 1999, Predict It completed a reverse merger with WDC Development, Inc. in which we merged with and into WDC Development. WDC Development was the surviving corporation and changed its name to "Predict It Inc." The post-merger business of Predict It Inc. is identical to the pre-merger business of Predict It Corp. and its predecessors. For accounting purposes, the merger has been treated as a recapitalization of Predict It Corp. For tax purposes, the merger was a tax-free exchange of equity securities. The historical activities of WDC Development were limited to capital raising activities, all of which were completed at or prior to the merger.

     On June 30, 1999, through a wholly-owned Delaware subsidiary of Predict It Inc., we acquired Virtual Stock Exchange, Inc., a company engaged in predictive stock market simulations through its web site, www.VirtualStockExchange.com. The acquisition was made in connection with our expansion into the area of financial predictive services. As a result of the acquisition, we have recognized approximately $1,468,000 of goodwill on our Balance Sheet. The goodwill is being amortized over a three-year period.


     In November 1999, we entered into a three year agreement with Sportsline USA, Inc., an on-line sports content provider. We will design, produce, host, operate, maintain and support three different versions of Sportsline's online sports prediction service on behalf of Sportsline. Sportsline will then sell advertising within the online prediction services. The agreement provides for us to make annual payments to Sportsline of $250,000. The payments are being accounted for as deferred promotion expenses and are being amortized over a twelve-month period. We shall receive net advertising revenue generated in association with the agreement up to $250,000 (the "annual recoupment") during the twelve-month periods immediately following the launch of Sportsline's first online prediction service. If the net advertising revenue satisfies the annual recoupment during any of the twelve-month periods, the parties will share net advertising revenue on a 50/50 basis until the next anniversary of the launch date. In addition, Sportsline will promote the online prediction services within its network over the three year term. The agreement also provides for us to pay expenses related to marketing the online prediction services outside of Sportsline's network up to a maximum of $250,000 over the three year term. We intend to make these payments from existing funds and funds generated from ongoing operations.



     On December 8, 1999, certain existing stockholders and a former director made bridge loans to us in the aggregate amount of $1,000,000. The loans, which were immediately convertible into equity of the company, were evidenced by 1-year promissory notes in the aggregate amount of $1,000,000 plus interest, accruing at a rate of 10% per year, compounded annually. In conjunction with the bridge loans, we issued warrants to purchase an aggregate of 625,000 shares of our common stock at an exercise price of $1.60 per share. On April 14, 2000, pursuant to the terms of a private offering, these bridge loans were converted into 10 units consisting of 100,000 shares of Series B Preferred Stock and additional warrants to purchase 1,000,000 shares of our common stock at an exercise price of $1.50 per share.



     On February 14, 2000, Dawntreader Fund I LP, an existing shareholder, made a bridge loan to us in the amount of $300,000. The loan which was immediately convertible into equity of the company, was evidenced by a one-year promissory note in the amount of $300,000, plus interest, accruing at the rate of 10% per year, compounded annually. In conjunction with the bridge loan, we issued warrants to purchase an aggregate of 187,500 shares of our common stock at an exercise price of $1.60 per share. On April 14, 2000, pursuant to the terms of a private offering, this bridge loan was converted into 3 units consisting of 30,000 shares of

Series B Preferred Stock and warrants to purchase 300,000 shares of our common stock at an exercise price of $1.50 per share.



     On March 15, 2000, we received a bridge loan in the aggregate amount of $1,000,000. The loan which was immediately convertible into equity of the company, was evidenced by one-year promissory notes in the aggregate amount of $1,000,000, plus interest, accruing at a rate of 10% per year, compounded annually. In conjunction with the bridge loan, we issued warrants to purchase an aggregate of 625,000 shares of our common stock at an exercise price of $1.60 per share. On April 14, 2000, pursuant to the terms of a private offering, this bridge loan was converted into 10 units consisting of 100,000 shares of Series B Preferred Stock and warrants to purchase 1,000,000 shares of our common stock at an exercise price of $1.50 per share.



     In March 2000, we entered into an agreement with China Interactive Media Group ("CIMG") to establish an on-line prediction company to be known as Predict It China (the "Venture"). Under the terms of the agreement, CIMG will provide initial financing, management and operating infrastructure for the Venture while we will license its proprietary technology and intellectual capital to the Venture in exchange for a royalty of 10% of future revenue earned by the Venture. We will have a 30% initial ownership in the Venture. No initial capital contribution is required from either venture. The Venture's losses will be funded and charged to CIMG and any future profits will be credited to CIMG to the extent of previous losses incurred with any remaining profits earned 30% by us and 70% by CIMG.



     On March 13, 2000, we commenced a private offering of units consisting of shares of Series B Preferred Stock and warrants to purchase shares of our common stock. As a result of this offering, on April 14, 2000 we raised $4,300,000 and issued to new and existing shareholders 43 units, consisting of an aggregate of 430,001 shares of Series B Preferred Stock and warrants to purchase an aggregate of 4,300,010 shares of common stock. A total of 23 of these units were issued to our former noteholders as a result of their conversion of promissory notes totalling $2,300,000. In conjunction with this offering, warrants to purchase an aggregate of 812,500 shares of common stock that were originally issued in connection with the bridge loans received from Dawntreader Fund I LP, Robert H. Lessin Venture Capital LLC and Patriot Capital Limited (issued in conjunction with the February 14, 2000 and March 15, 2000 bridge loans) were cancelled. After taking into account the conversion of $2,300,000 of existing bridge loans and after deducting commission and legal expenses, we received $1,700,000 in new funds.


RESULTS OF OPERATIONS--YEAR ENDED DECEMBER 31, 1999 VS. YEAR ENDED DECEMBER 31, 1998

                                    REVENUES


     Revenues increased to $179,036 for the year ended December 31, 1999, from $13,712 for the year ended December 31, 1998. The increase in revenues was primarily due to the fact that we did not commence significant revenue generating activities in 1998. In addition, the acquisition of Virtual Stock Exchange has significantly increased Predict It's membership, enabling us to receive favorable advertising rates. Revenue for the year ended December 31, 1999 was from advertising revenues ($174,517) and analyst subscriptions ($4,519). Of this increase in advertising revenue, $127,617 is attributable to the acquisition of Virtual Stock Exchange.


SITE DEVELOPMENT AND MAINTENANCE EXPENSE

     Site development and maintenance expense consist primarily of web site hosting, maintenance expenses and amortization related to capitalized software costs. Site development and maintenance expense was approximately $407,000 for the year ended December 31, 1999 which includes approximately $82,000 of amortization expense related to capitalized software costs and $249,000 in web site hosting and maintenance costs. Site development costs incurred during the year ended December 31, 1998 were approximately $178,000, including $90,000 of amortization expense related to capitalized software costs and $25,000 in web hosting and maintenance costs.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling general and administrative costs increased $2,445,466 from $340,698 for the year ended December 31, 1998 to $2,786,164 for the year ended
December 31, 1999. Staffing costs increased from $109,000 to $1,308,000. The increase is attributable to our increase in personnel from 3 to 28 full-time individuals. Operating costs increased from $26,333 in the year ended
December 31, 1998 to $197,871 in the
year ended December 31, 1999 primarily due to rent, utilities and insurance expenses. Professional fees for the year ended December 31, 1999 and 1998 were $611,173 and $88,382, respectively. The increase is primarily due to professional fees resulting from increased regulatory filing expenses and consulting fees for public relations.

AMORTIZATION OF INTANGIBLES

     Amortization expense for the year ended December 31, 1999 was $244,676 representing the amortization of the registered user base acquired from Virtual Stock Exchange.

RESULTS OF OPERATIONS--YEAR ENDED DECEMBER 31, 1998 VS. SEPTEMBER 2, 1997 (INCEPTION) THROUGH DECEMBER 31, 1997

                                    REVENUES

     Revenues increased to $13,700 for the year ended December 31, 1998, from $0 for the period September 2, 1997 (Inception) to December 31, 1997. The increase in revenues occurred due to the fact that we commenced revenue generating activities in 1998. Advertising revenue increased to $6,000 and analyst subscription revenue increased to $7,700 for the year ended December 31, 1998, from $0 for the period from inception to December 31, 1997.

SITE DEVELOPMENT AND MAINTENANCE EXPENSE

     Site development and maintenance expense consist primarily of web site hosting, maintenance expenses and amortization related to capitalized software costs. Site development and maintenance expense was $178,000 for the year ended December 31, 1998 which includes $90,000 of amortization expense related to capitalized software costs, $65,000 paid to a former source provider for the transition to a new web site and $23,000 in web site hosting and maintenance costs. Included in the $90,000 of amortization expense is approximately $49,000 of unamortized software costs which were deemed to be impaired, and written off, as a result of rebuilding the site through a new provider. Site development costs in 1997 were capitalized until the launch of our web site in April 1998.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative costs increased $320,000 from $21,000 in 1997 to $341,000 in 1998. Staffing costs increased from $9,000 to $141,000. The increase is attributable to having three employees in 1998 as compared to one in 1997. Operating costs increased from $3,000 in 1997 to $44,000 in 1998 primarily due to increased rent and moving costs as a result of our moving into new office space in the third quarter of 1998. Professional fees for consulting, legal and accounting services increased from $9,000 to $95,000. Marketing expenses increased from $0 in 1997 to $45,000 in 1998 due to Internet advertising of $23,000 and $20,000 in travel and entertainment.

LIQUIDITY AND CAPITAL RESOURCES


     Since our inception, we have financed our operations through the private placement of our preferred stock and the sale of our common stock. As of December 31, 1999, we had approximately $734,574 in cash.


     Our capital requirements depend on numerous factors, including (i) market acceptance of Predict It's services; (ii) the amount of resources we devote to investments in our product development; and (iii) the resources we devote to sales and marketing.

     We anticipate that we will continue to evaluate possible investments in business, products and technologies, and plan to expand our sales and marketing programs while conducting more aggressive brand promotions.

YEAR 2000 COMPLIANCE

     To date, we have not experienced any disruption in our services as a result of, nor has any third-party vendor on which we depend been affected by, the commencement of the year 2000. Although we do not anticipate that our web sites will be affected by the year 2000, if we, or third-party providers of hardware, software and communications services, fail to remedy any year 2000 issues, the result could be lost revenues, increased operating expenses, the loss of customers and other business interruptions, any of which could harm our business. The failure to adequately address year 2000 compliance issues in the delivery of products and services to our customers could result in claims against us of misrepresentation or breach of contract and related litigation, any of which could be costly and time consuming to defend.

     Our worst case scenario for year 2000 problems would be the failure of our Version 3 products and Oracle database, resulting in loss of data. To protect against the failure of our Version 3 and Oracle database in the year 2000, we have implemented Raid 0+1 Oracle mirroring and striping for fail over and an Oracle Replication Server, nightly back-ups, and an archive log so that we can recover all data up to the time of a potential system failure caused by Year 2000 failure. In the event of a Year 2000 failure we will be required to devote resources to correct it. Due to our skilled in-house developers and the strength of our existing vendor relationships, we believe we will be able to respond promptly to any failures that may still occur.

                                    BUSINESS

                                   PREDICT IT

OVERVIEW

     Our business is the development of interactive products, which are distributed through the Internet. The Predict It product allows users to participate actively by predicting the outcome of events and evaluating the results of their participation with those of other Predict It users. The Predict It product also lends itself to calculating predictions for any set of events whose outcome can be measured objectively. Our initial product offering, "Predict It Sports," allows users to pick and exchange predictions on sporting events with fellow users. Our database then calculates the accuracy of these predictions and allows users to view those results. Our system, unlike chat rooms, bulletin boards and stock tracking systems, enables users to quickly find and view the predictions of the best analysts, who in turn earn money each time their predictions are viewed. Users may post predictions and view the predictions of others free of charge.


     On March 1, 2000, we entered into an agreement with China Interactive Media Group to establish an online prediction company to be known as Predict It China. Under this agreement, China Interactive is bringing our Internet technology and business models to the Asian Internet market. Predict It China is based in Beijing and began operations in March 2000. Under the terms of the agreement, China Interactive is providing initial financing, the core management team, and operating support for Predict It China, while we are contributing to Predict It China's proprietary technology and intellectual capital. In connection with this agreement, on March 2, 2000, we entered into a license agreement with Predict It China, LLC. Under this agreement, Predict It China is bringing our Internet technology and business models to the Asian Internet market. Under the terms of the agreement, Predict It China is obligated to pay us a fee for the license.



     On June 30, 1999, through a wholly-owned Delaware subsidiary of Predict It Inc., we acquired 100% of the stock of Virtual Stock Exchange, Inc., a Delaware corporation. In exchange, we issued 2,700,000 shares of our common stock, representing approximately 22.5% of our outstanding common stock. Of the shares issued, 500,000 shares will be held in escrow with 50% of such shares to be released in January 2000 and the remaining 50% to be released in January 2001, as long as the number of registered users and page views for the combined entities exceeds certain specified amounts. No shares were released in January 2000 because the specified milestones were not met. However, the entire escrow amount may be released in January 2001 if the latter targets are met. Virtual Stock Exchange's business is an interactive web site where individuals create and manage hypothetical stock portfolios, conduct mock trading, and compete with other members for prize money, generally not to exceed $1,000 per month, based on their portfolio performance. The web site also provides quotes and research on United States financial markets through links to other sites, and a forum for individuals to exchange ideas with other members on a variety of investment topics. Virtual Stock Exchange operates www.VirtualStockExchange.com, which services over 100,000 registered members and generates in excess of 4.5 million page views per month. Consumers may access Virtual Stock Exchange directly via its web site or through other web sites, including Crosswalk.com, Planetdirect.com and Collegestudent.com.


     We market our product by entering into partnerships with relevant industry and news content providers. We earn revenue principally by the sale of advertisements either by us directly or on a revenue sharing basis with our partners. Unlike other businesses on the Internet, our strategy is to provide unique, compelling and user-generated content that encourages repeat visits to our web sites and those of our partners.

INDUSTRY BACKGROUND

     The Internet has emerged as a mass-market global medium for communications, information and online commerce, enabling millions of users to obtain and share information, and interact and conduct business electronically. Industry analyst International Data Corporation estimates that the number of Internet users was approximately 97 million at the end of 1998 and will reach approximately 320 million by the end of 2002, representing a compound annual growth rate of approximately 35%. The growth in Internet usage is being driven by several factors, including an increasing base of computers in the home and in the workplace, advancements in the performance and speed of personal computers, improvements in network infrastructure, more convenient, faster and cheaper access to the Internet and increased public awareness of benefits of using the Internet.

     In addition to its benefits for individuals, the Internet provides businesses with a new method for delivering product information, as well as marketing and selling products and services. As the Internet has grown, many businesses have recognized the Internet as an important vehicle for communicating with customers and changing traditional business processes and practices. As businesses have turned to the Internet as a new way to reach consumers, they have developed web sites designed to hold users' attention for extended time periods. More recently, new technology has enabled commercial transactions to be conducted over the Internet, creating the opportunity for business-to-consumer and business-to-business electronic commerce. According to International Data Corporation, worldwide electronic commerce revenue was approximately $32 billion in 1998 and is expected to grow to more than $425 billion in 2002, representing a compound annual growth rate of approximately 90%.

     We believe that the creation of web sites designed to hold users' attention for extended time periods is an emerging market opportunity. Properly developed, these consumer-friendly web sites may alter the way businesses interact with their customers. Nevertheless, significant shortcomings in the way users interact with the Internet must be overcome for this market opportunity to be fully realized. In short, web sites need new ways to encourage visits and increase repeat visits to their sites.

THE PREDICT IT SOLUTION

     We believe one of the major problems with the Internet is that every web site is competing to become the most visited web site on the Internet. Building brand loyalty and attracting visits to a web site has become increasingly costly, with intense competition and constant upgrades and enhancements required by web developers who are trying to keep up with competitors by adding new content to keep users at the site for extended periods and to create demand for users to return to the site.

     The answer for many of these web sites has been to incorporate the content of other, third party, web-sites, in order to increase speed to market for new features and enhancements to the site. By incorporating the content of other, third party, web sites, these web sites are able to maintain their business focus of growing their membership bases and attracting new users to their sites. Predict It provides a solution for these content sites by providing its customers with a comprehensive, ready to use product, that can be incorporated within the customers web site without altering the overall look and feel of their own web site. This allows web sites to attract new users and retain existing users without having to hire new staff, install new software or buy new hardware. We believe the Predict It solution is well positioned to benefit from this trend.

     In short, Predict It will offer its users:

     o A comprehensive, ready to use product, designed to hold users' attention and encourage repeat visits by providing content that retains the look and feel of the customer's existing site;

     o New revenue opportunities;

     o Detailed reports on usage patterns and registered users; and

     o Reliability, performance and scalability.

PRODUCTS AND SERVICES

     Our initial product is Predict It Sports, which was originally introduced as SportsCappers in March 1998 and re-introduced in September 1998. Predict It Sports is a sports information service that contains content and quantitative opinions on sporting events that are user-generated. It permits tracking of the accuracy of members' sports predictions and displays them in a manner that encourages competition and motivates repeat visits to the site. The service caters to sports fans that want to exercise their competitive nature by competing against other users. The site documents the performance of registered users and allows viewing of prior and future predictions of top performers based on their historical success. Entering predictions is free to anyone who visits the site and wishes to participate. In addition, as an added incentive to encourage repeat site utilization, registered users share in a unique revenue structure that pays registered users each time their predictions are viewed. Incentive payments are presently paid at the rate of $10 per 1,000 pages viewed, so that more money is earned each time a user's prediction is viewed. This encourages usage by some of the very best amateur analysts and makes the site a compelling destination for sports enthusiasts. We believe our service is more appealing to users of other sports information services since our service caters to sports fans who want to exercise their sports expertise by competing against other sports enthusiasts. Our site now focuses on football, basketball, hockey and baseball, and has the potential to expand into other global sports markets by extending coverage to international sports, including rugby, cricket and track and field.

     The Predict It Sports product is the first of several sites to be developed using the Predict It concept. Other usages may include financial information, current events, and entertainment. According to Intelligent Worldwide, an industry analyst, 71% of online users look for general news, 59% access entertainment information, 50% look for sports information, and 40% use the web to monitor stocks or other investments. The potential of these markets presents opportunities for us to expand our Predict It database of information.


     On November 10, 1999, we entered into a three-year agreement with Sportsline USA, Inc. an on-line content provider, pursuant to which we have agreed to design, produce, host, operate, maintain and support different versions of Sportsline's online sports prediction service. This agreement restricts us from providing any sports content or sports-related services to Sportsline's domestic competitors. In addition, we have agreed not to sell to or accept advertising from or to advertise on the websites of competitors of Sportsline during the term of this agreement. We do not believe that these restrictions will have a negative impact on our other business activities as we believe that entering into an exclusive agreement with one of the largest Internet sports content providers will generate more users for our products and services than entering into additional relationships with Sportsline's competitors.


     On November 18, 1999, we introduced a redesigned web site, www.sports.predictit.com, enabling users to gain access to global events using up-to-the-minute information, increased research capabilities, and additional features.

     On July 16, 1999, we introduced the Predict It Network web site, which we plan to use to integrate all of our current and future products, including Predict It Sports and Virtual Stock Exchange, with products that we may acquire. This will allow us to integrate additional products and services that we may develop or acquire. In addition, we built the Predict It Network web site so that, as the number of users increases, all of our users will be able to access our web sites at one time. Our Predict It Network web site is located at www.predictit.net.

     On June 30, 1999, through a wholly-owned Delaware subsidiary of Predict It Inc., we purchased Virtual Stock Exchange, Inc., a Delaware corporation. Virtual Stock Exchange's business is an interactive Internet application where individuals create and manage hypothetical stock portfolios, conduct mock trading, and compete with other members for prize money, generally not to exceed $1,000 per month, based on their portfolio performance. The web site also provides quotes and research on United States financial markets through links to other sites, and a forum for individuals to exchange ideas with other members on a variety of investment topics. Virtual Stock Exchange operates www.VirtualStockExchange.com, which services over 100,000 registered members and generates in excess of 4.5 million page views per month. Consumers may access Virtual Stock Exchange directly via its web site or through other web sites, including Crosswalk.com, Planetdirect.com and Collegestudent.com. For a period of nine months following the Virtual Stock Exchange acquisition, Messrs. Cheng and Yen, the principle founders of Virtual Stock Exchange served on our management team as Vice President of Business Development and Director of Technology, respectively. Effective as of March 1, 2000, Messrs. Cheng and Yen resigned from their respective offices in order to pursue other opportunities. However, Mr. Cheng will continue to serve as a member of our board of directors.

PREDICT IT DATA SYSTEM

     Predict It has developed a patent-pending database system (which includes data-model, system architecture, SQL calls, mathematical formulae and user/administration interface) which lends itself to any set of events whose outcome can be measured objectively. The initial product on our patent-pending database system, Predict It Sports, enables users to enter predictions on sporting events. Our system then stores the user's predictions, allowing other users access to the entered prediction. Upon conclusion of the sporting event being predicted, our system calculates/tabulates the accuracy of the predictions and allows other users to view the entries and the results. Our system ranks the top analysts based on the accuracy of their predictions, and this information is made available to other users. The logical structures underlying our system can be modified for expansion into other areas of interest (politics, for example), based upon modifications to our database to include the underlying information for the subject matter of the new area in which our system would be used.

PREDICT IT SYSTEM FEATURES

                                   FOR USERS

     o Live Demo. Anonymous users navigating the system see live data. Seeing current games and current user records encourages participation.

     o Easy Registration. A two-tier registration system makes it easy for users to get started. The first tier registration, which gives users total access, requires only the user's nickname, email address and password. To receive their earnings payments, users must complete the more personal name, address and telephone fields.

     o Intuitive Pick Entry. The layout of the pick entry page makes it easy for novice sports fans to participate.

     o Advanced Research Capability. The cornerstone of the Predict It concept is the up-to-the-minute reporting system, which allows users to find the top performers in any category over any period of time. Users can gather further information by viewing the details associated with anyone's record to see how these top performers accomplished their impressive track records.

     o Up-to-the-minute Earnings Reports. Earnings are calculated and posted to users' accounts immediately following each event for which predictions were posted.

     o User Registration Management. These controls allow users easily to change their email address, password and contact information.

                                 FOR PUBLISHERS

     o Branding. Publishers incorporate their site's logo, design and functionality together with the Predict It product to create a custom menu so the users feel as though they are still in the publisher's site. In addition, our products can be customized to the publisher's specifications, providing enhanced branding opportunities.

     o Advertising Management. Using the DoubleClick Dart system, publishers have access to a powerful and flexible advertising management system, which can be used independently of or in conjunction with the publishers' existing advertising management system.

FOR INTERNAL ADMINISTRATORS

     o Easy Expansion into New Sports. All of the world's major sports leagues are already loaded into the database and can be activated within seconds. If a real time feed is not incorporated or is not available for that sport, all of the tools exist to manually input the events and results.

     o Up-to-the-minute information. We have signed contracts with SportsTicker, owned in part by ESPN, and PC Quote, to provide the latest information to the users of our sports and financial products.

SYSTEM INTEGRITY CONTROLS

     o Pick Entry. The system traps for and eliminates all of the possible ways that users may attempt to enter picks on events already underway.

     o Earnings. The system controls for users who may repeatedly access their own picks or the picks of their friends in an attempt artificially to increase earnings balances.

CUSTOMERS AND DISTRIBUTORS

     We generate revenues from advertising sold on our site and on our partners' sites. We optimize our revenues by entering into partnerships with other web sites to attract advertisers to specific market niches. In this way, we can expand our opportunities to reach more users who will view the services that we offer.

     Consequently, our strength lies in our ability to generate revenue through our partner relationships with limited marketing and advertising expenditures. Our partner relationships allow us to attract visits to our web sites and those of our partners based on the strength of our partners' marketing and advertising efforts. In return for providing our partners with content and their ability to increase their advertising revenue, we generally share 50% of our partners' advertising revenue that our Predict It service generates from our partners' web sites. We believe that this creates an attractive opportunity for establishing partner relationships since we provide our partner with free content and increased advertising revenue opportunities and because our product encourages users to make repeat visits to our partners' sites.

     Our current partners are:

     o CBS Sportsline
     o Didax (Crosswalk)
     o MyWay.com
     o DBC Sports
     o Sports.com (Sportsline)
     o Vegas Insider (Sportsline)
     o CMP
     o Venture Catalyst
     o Nando Media
     o LA Times
     o Carolina Hurricanes
     o Meadowlands Racetrack
     o Sportal UK, Ltd
     o Snowball/IGN.com
     o TodaysSports.com
     o Fuxito Worldwide, Inc
     o College Student.com
     o Rouze Media
     o Soccerage.com
     o The Sports Daily
     o Voice Media
     o Soccer Alliance
     o Wall Street Gals
     o Bettors World
     o Investor Links
     o Web On-Site
     o Acceleration Software
     o Silly Sports
     o The Daily Spread
     o SHGoddess
     o MLB Fans
     o SportsRumble
     o Sport Hits

     o Women's Basketball
     o Football USA
     o Aces Sportsbook
     o American Digital Media
     o NFL Fans
     o SSG Online
     o GLE Sports
     o Bet Maker
     o The Prescription.com
     o The Jaguar Syndicate
     o Sport Chip
     o Troutsports
     o Hockeysfuture (Beano)
     o Square Circle Media
     o The Black World Today
     o S & H Gaming
     o Singled In
     o EnterSports
     o Street Insider
     o Gay Financial Network
     o Market Voyager
     o SportsJuice.com
     o US Fans
     o Sportstation
     o Smart Ray Network
     o Scrum.com

     Each web page of our web site is designed to optimize potential advertising opportunities without diminishing the overall user experience. The layout generally is configured to allow for 1 larger and 3 smaller advertisements. This design allows the site to generate a high potential cost per thousand without alienating the viewer. We anticipate that the bulk of advertising to be priced on a cost per thousand basis. At present, our rates are $25, with discounts for volume purchases. In certain circumstances, we may elect to accept advertising purchases on a cost-per-click or cost-per-lead basis or barter basis. We may use this rate structure when the potential revenue is projected to be greater than a cost per thousand basis or if excess inventory is available. Through
December 31, 1999, we had entered into one barter arrangement in which we provided 875,000 impressions per month for three months and the customer provided the same.

     As the Internet advertising market matures, online advertising decisions will increasingly be made on the ability of a web site to reach certain demographics desired rather than on the ability to deliver bulk viewers. We believe that we are in a position to take advantage of this opportunity because of the nature of our products and services. Our initial target market of United States and international sports information and financial markets represents an attractive demographic for potential advertisers since the sports and finance areas have historically generated substantial users with favorable demographics.

COMPETITION

     The interactive sports and stocks categories are rapidly evolving and very competitive. Although there are no substantial barriers to entry in this market, we believe we can discourage potential competitors from entering the market by demonstrating leadership in the following areas: audience reach, compelling content, operational excellence, strategic alliances, functionality of the web site, scalability of technology, brand recognition and member affinity and loyalty.

     We compete directly or indirectly for advertisers, viewers, members and content providers with competitors that fall within the following two categories:

     o Interactive game-based communities, such as Sandbox.com, Smallworld.com and HollywoodStockExchange.com; and

     o Community-generated ratings and advice web sites, such as Deja.com, Clearstation.com, Inforocket.com, I-Exchange.com, Raging Bull.com and Epinions.com

     We believe that other competitive sites that provide for online sports pools, sweepstakes, and competition in financial market predictions present an opportunity for us rather than a competitive threat, since our products and services can be used as tools for individuals who are avid participants at these other sites. By providing a source of knowledge to viewers, we believe our products and services will encourage users of these sites to visit our sites to view the predictions of our members.

     We anticipate that the number of direct and indirect competitors will increase in the future. This could result in price reductions for advertising, reduced margins, greater operating losses or loss of market share, any of which would materially adversely affect our business, results of operations and financial condition.

     We also compete for visitors with many Internet content providers and Internet service providers, including web directories, search engines, shareware archives, content sites, commercial online services and sites maintained by Internet service providers, as well as thousands of Internet sites operated by individuals and government and educational institutions. These competitors include free information, search and content sites or services, such as America Online, CNET, CNN/Time Warner, Excite, Infoseek, Lycos, Microsoft, Netscape and Yahoo!. We also compete with the foregoing companies, as well as traditional forms of media such as newspapers, magazines, radio and television, for advertisers and advertising revenues. We believe that the principal competitive factors in attracting advertisers includes the amount of visits to our web site, brand recognition, customer service, the demographics of our members and viewers, our ability to offer targeted audiences and the overall cost-effectiveness of the advertising medium we offer. We believe that the number of Internet companies relying on web-based advertising revenue will increase substantially in the future. Accordingly, we will likely face increased competition, resulting in increased pricing pressures on our advertising rates which could in turn have a material adverse effect on our business, results of operations and financial condition.

     Many of our existing and potential competitors, including web directories and search engines and large traditional media companies, have longer operating histories in the web market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we have currently. Our competitors may be able to undertake more extensive marketing campaigns for their brands and services, adopt more aggressive advertising pricing policies and make more attractive offers to potential employees, distribution partners, commerce companies, advertisers and third-party content providers. Advertisers may perceive Internet content providers and Internet service providers, including web directories, search engines, shareware archives, sites that offer professional editorial content, commercial online services and sites maintained by Internet service providers as more desirable web sites for placement of advertisements.

     In addition, substantially all of our current advertising customers and partners also have established collaborative relationships with certain of our competitors or potential competitors, and other frequently-visited web sites. Accordingly, we cannot be certain that we will be able to grow our membership base, usage levels and advertiser customer base at historical levels or retain our current members, usage levels or advertiser customers. Advertisers may find other web sites more attractive if web usage grows at a faster rate on the web sites of competitors and thus, our partners may decline to renew their agreements with us. We may not be able to compete successfully against our current or future competitors and competition could have a material adverse effect on our business, results of operations and financial condition.

TECHNOLOGY


     As of May 15, 2000, our public web site, www.predictit.com, which features the Predict It Sports service, is currently hosted and maintained by Frontier Global Center. Frontier Global Center provides a guaranteed 99.7% uptime and monitors all aspects of the servers on a 24-hour basis using a pager gateway with a 15-minute response time in off-hours. Frontier Global Center provides an on-call telephone line answered 24 hours a day by on-duty engineers and maintains UPS systems capable of maintaining power on battery for several hours.


     Predict It services are written in Java using an Oracle database and run on a Unix platform. The system was designed using state-of-the-art technology and is fully scalable with respect to anticipated increases in traffic.

INTELLECTUAL PROPERTY


     Predict It seeks to protect its proprietary rights, but its actions may be inadequate to protect its patents, trademarks or other proprietary rights to prevent others from claiming violations of their proprietary rights. Predict It has one patent application on file with the United States Patent and Trademark Office for our internet enabled prediction exchange system. Predict It enters into confidentiality agreements with its employees, consultants and distributors, and generally controls access to and distribution of its proprietary information. Despite Predict It's efforts to protect its proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use its proprietary information. The steps Predict It has taken may not prevent misappropriation of its proprietary information. Third parties may infringe or misappropriate Predict It's proprietary rights, which could have a material adverse effect on Predict It's business, results of operations and financial condition. The validity, enforceability and scope of protection of proprietary rights in Internet-related industries is uncertain and still evolving.


     Furthermore, third parties may assert infringement claims against Predict It. Claims relating to infringement of the trademarks and other intellectual property rights of third parties and any resultant litigation, should it occur, could subject Predict It to significant liability for damages and could result in the invalidation of Predict It's proprietary rights. In addition, even if Predict It prevails, any litigation could be time-consuming and expensive to defend, and could result in the diversion of management's time and attention, any of which could materially adversely affect Predict It's business, results of operations and financial condition. Any claims from third parties may also result in limitations on Predict It's ability to use the trademarks and other intellectual property subject to those claims unless Predict It enters into agreements with the third parties responsible for those claims. However, such third-party agreements may be unavailable on commercially reasonable terms.

     We seek to protect our copyrights, service marks, trademarks, trade dress and trade secrets through a combination of laws and contractual restrictions, such as confidentiality agreements. For example, we attempt to register our trademarks and service marks in the United States and internationally. However, effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are made available online.

     We currently own a number of Internet domain names, including PredictIt.com, SportsCappers.com Predictit.net, and VirtualStockExchange.com. Domain names generally are regulated by Internet regulatory bodies. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We, therefore, may be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

NEW AND EXISTING REGULATION ON THE INTERNET

     We are subject to the same federal, state and local laws as other companies conducting business on the Internet. Today, there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Currently, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain.

     Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also has recently started a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way we do business or could create uncertainty in the marketplace. This could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could otherwise harm our business. In addition, because we offer our services to users worldwide, foreign jurisdictions may claim that we are required to comply with their laws. In some jurisdictions, we may be required to collect value-added taxes on our fees. Our inadvertent failure to comply with foreign laws could subject us to penalties ranging from fines to bans on our ability to offer our services.

EMPLOYEES


     As of May 15, 2000, we had 32 full-time employees, including 6 in sales and business development, 20 in product development/technology and 6 in corporate and administrative functions. From time to time, we also employ independent contractors to support our engineering, marketing, sales and support and administrative organizations. We depend on our key personnel to manage our business effectively in a rapidly changing market. For a more detailed account of our key personnel, please see the "Risk Factors" and "Management" sections.


FACILITIES

     We are headquartered in New York City, where we lease approximately 4,900 square feet at 268 W. 44th Street, 5th Floor, New York, New York 10036. The term of this lease is 6 years, 2 months and the average monthly payment over the term of the lease is $12,935. We believe that our existing facilities are adequate to meet our current and foreseeable requirements or that suitable additional or substitute space will be available as needed.

LEGAL PROCEEDINGS

     Predict It is not a party to any material legal proceedings.

                                   MANAGEMENT


     The following table sets forth certain information with respect to our executive officers, directors and key employees as of May 15, 2000:



NAME                                             AGE    COMPANY POSITION AND OFFICES HELD
----------------------------------------------   ---    ---------------------------------------------
Andrew P. Merkatz.............................   31     President and Director
Desmond Glass.................................   30     Corporate Controller
Robert Jacobs.................................   39     Senior Vice President of Business Development
Geordie Pace..................................   36     Senior Vice President of Product Development
Alana Oldham..................................   30     Chief Technology Officer
Jeffrey Berman................................   31     Vice President of International Business
                                                        Development
Gary Cheng....................................   25     Director
Andrew Weissman...............................   32     Secretary and Director
Ajmal Khan....................................   38     Director
Carol Lee.....................................   41     Director


     Andrew P. Merkatz, age 31, became the President of Predict It as of
May 17, 1999. Immediately prior to joining Predict It, from 1998 to 1999,
Mr. Merkatz was the Vice President of Corporate Development and Finance for FLOORgraphics, Inc., an out-of-home media company based in Princeton, New Jersey. Between 1995 and 1998, he was the Chief Financial Officer and Chief Operating Officer of SiteSpecific, Inc., a New York-based Interactive Marketing Agency that he assisted in founding in 1995. Mr. Merkatz began his career in 1990 as a Private Equity Analyst for Interlaken Capital, Inc., in Greenwich, Connecticut. He received his B.A. in Economics from the University of Pennsylvania and his M.B.A. from Harvard University Graduate School of Business Administration.

     Desmond Glass, age 30, joined Predict It in September 1999 as its Corporate Controller. Prior to that, between May 1996 and 1999, Mr. Glass worked at Primedia, where he served as Controller of Automobile Magazine and the Modern Bride Group. Prior to serving as a Controller at Primedia, Mr. Glass worked in the acquisition department at Primedia, where Mr. Glass performed financial due diligence for acquisition candidates. Between 1994 and 1996, Mr. Glass held a senior position within the internal audit department of Capital Cities/ABC. Prior to his affiliation with ABC, between 1990 and 1994, Mr. Glass worked at Deloitte & Touche LLP, where he was responsible for clients in the financial and manufacturing industries. Mr. Glass is a member of the Institute of Chartered Accountants and attained his Bachelor of Commerce degree from University College Dublin, Ireland.


     Robert Jacobs, age 39, has served as Vice President of Business Development for Predict It since July 1998 and as Senior Vice President of Business Development since June 1999. Between 1990 and 1998, Mr. Jacobs was employed by Bergen Brunswig Corporation, holding several sales and management positions of increasing responsibility. Prior to joining Bergen Brunswig, Mr. Jacobs was a Director of LaRae Enterprises, a private investment banking firm focusing primarily on mergers and acquisitions. Mr. Jacobs received a B.A. in Psychology from UCLA.



     Geordie Pace, age 36, joined Predict It in June 1999 as its Senior Vice President of Product Development. Prior to that, Mr. Pace worked at PaceKim Partners, the Internet consulting agency that he co-founded in 1998. Between 1997 and 1998, Mr. Pace was Director of Production and Technology for CKS New York (now USWEB/CKS), where he was responsible for creating interactive strategies for such clients as Audi, Duracell and W.W. Grainger. Between 1996 and 1997, Mr. Pace served as Associate Creative Director and Director of Production at SiteSpecific Inc., a New York-based Interactive Marketing Agency that was acquired by CKS in 1997. From 1994 to 1996, Mr. Pace served as Special Projects Manager at the University of Missouri, College of Engineering.


     Alana Oldham, age 30, has served as our Chief Technology Officer since July 1999. Between June 1998 and July 1999, Ms. Oldham served as the Director of Technology of Pixelpark, an international e-commerce Internet agency which is a subsidiary of Bertelsmann AG. At Pixelpark, Ms. Oldham built strategic and technical teams and created e-business solutions for clients such as Proctor & Gamble, The Museum of Modern Art and Radio Shack. Prior to joining Pixelpark, Ms. Oldham served as a technology innovator for companies, including THINK New Ideas, where she was a technical producer from August 1995 to March 1996, and Sun Microsystems where she was a programmer from October 1993 to September 1994.

     Jeffrey Berman, age 31, has served as Vice President of International Business Development since March 27, 2000. From 1997 to 2000, Mr. Berman served in marketing and business development capacities and, most recently, Senior Manager, Business Development at SportsLine.com. From 1994 to 1997, Mr. Berman served as Regional Marketing Manager for Falk Associates Management Enterprises, subsidiary of SFX Entertainment. Mr. Berman holds a B.A. in Public Policy from Duke University and an M.B.A. from Georgetown University.

     Gary Cheng, age 25, has served as a Director of Predict It since 1999. From July 1999 to March 1, 2000, Mr. Cheng served as our Vice President of Business Development. From 1997 to July 1999, Mr. Cheng served as the President of Virtual Stock Exchange, a New York-based stock market simulation, message board and prediction company, which he co-founded in 1997. From August 1996 to 1997, Mr. Cheng served as a consultant at Systems & Computer Technology Corporation, where he helped develop and launch their Web for Faculty and Advisors product. Mr. Cheng holds a B.S. in Electrical Engineering from Cornell University.

     Andrew Weissman, age 32, has been the Secretary and a Director of Predict It since 1998. Since June 1998, Mr. Weissman has been a Senior Vice President with the Dawntreader Fund I LP, which is a venture capital fund focused on early stage Internet companies. Between November 1997 and June 1998, Mr. Weissman was the President of Virtuosity Press, a start-up company formed to acquire the copyrights to out-of-print and out-of-stock books. Between October 1997 and 1998, Mr. Weissman was Senior Counsel at America Online, and was responsible for structuring and negotiating content distribution, marketing and e-commerce-related transactions with AOL's largest distributors. He has also practiced media and corporate law in Washington, D.C. and New York City, and holds a B.A. in Economics from Wesleyan University and a J.D., magna cum laude, from Georgetown University.

     Ajmal Khan, age 38, has served as a Director of Predict It since 1999. In 1989, Mr. Khan founded Verus Capital Corp., a diversified investment group, and has served as its President since its inception. He has been involved in successfully structuring and syndicating North American real estate and corporate acquisitions. Verus' principal activities involve the ownership of hotels, venture capital financing, corporate acquisitions, and several franchising and licensing joint ventures. Since February 1999, Mr. Khan has served as a Director of Wattage Monitor, Inc., which provides electric rate information over the Internet. Since October of 1998, Mr. Khan has served as a Director of Advanced Bodymetrics, Inc., a publicly-traded high-tech company dedicated to developing sports wristwatches that are able to monitor and display various functions of the human body. Since July of 1998, Mr. Khan has also served as a Director of iParty Corp., a publicly-traded company dedicated to providing information and services with respect to coordinating parties and events. Since June 1999, Mr. Khan has also served as a Director of On2.com Inc., a publicly-traded company that develops broadband video compression.

     Carol Lee, age 41, has served as a Director of Predict It since 1999. Since 1990, Ms. Lee has been employed at The Prospero Group, a real estate investment company, where she has served as President since 1999. Between 1990 and 1998, Ms. Lee served as Vice President of Prospero. Ms. Lee holds a Bachelor of Commerce from the University of British Columbia and an M.B.A. from Harvard University.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     During the last five years, none of the directors, executive officers or control persons of Predict It have been:

     o A party to a bankruptcy proceeding;

     o Convicted in a criminal proceeding;

     o Subject to any order, judgment or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     o Found to have violated a federal or state securities or commodities law.

DIRECTOR COMPENSATION

     Compensation of Directors consists solely of reimbursement of their expenses for attending meetings.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation awarded to our Chief Executive Officer and all of our executive officers who received compensation in excess of $100,000 for the fiscal year ended December 31, 1999:

                                                                                             LONG TERM COMPENSATION
                                                                                -------------------------------------------------
                                                                                        AWARDS
                                                                                -----------------------
                                                ANNUAL COMPENSATION                          SECURITIES          PAY-OUTS
                                      ---------------------------------------   RESTRICTED   UNDERLYING   -----------------------
                                                                 OTHER ANNUAL    STOCK       OPTIONS/      LTIP      ALL OTHER
NAME AND POSITION              YEAR        SALARY        BONUS   COMPENSATION   AWARDS         SARS       PAY-OUTS   COMPENSATION
----------------------------   ----   ----------------   -----   ------------   ----------   ----------   --------   ------------
Andrew P. Merkatz(1) .......   1999   $      87,499.95      0           0             0        945,475         0            0
  Chief Executive Officer      1998   $              0      0           0             0              0         0            0
  and Director
Robert Jacobs...............   1999   $     102,500.04      0           0             0         27,250         0            0
                               1998   $      39,023.48      0           0             0         81,750         0            0

------------------
(1) Mr. Merkatz became our President and Chief Executive Officer on May 19, 1999

OPTION GRANTS IN 1999

     Set forth below is information on grants of stock options for our executive officers for the fiscal year ended December 31, 1999.

                                                                 INDIVIDUAL GRANTS
                                             ---------------------------------------------------------
                                                                % OF TOTAL OPTIONS
                                              NUMBER OF         GRANTED TO EMPLOYEES    EXERCISE PRICE
NAME                                         OPTIONS GRANTED    IN FISCAL YEAR          PER SHARE         EXPIRATION DATE
------------------------------------------   ---------------    --------------------    --------------    ---------------
Andrew P. Merkatz.........................       537,198                  30%               $ 2.00             5/18/02
Andrew P. Merkatz.........................       168,006                 9.3%               $ 2.62             5/18/02
Andrew P. Merkatz.........................         9,421                  .5%               $ 1.75             5/18/02
Andrew P. Merkatz.........................        15,971                  .8%               $ 2.00             5/18/02
Andrew P. Merkatz.........................       214,879                  12%               $ 3.75             5/18/04
Desmond Glass.............................        70,000                 3.9%               $ 1.50             9/27/02
Alana Oldham..............................       120,000                 6.7%               $ 2.00             7/27/02
Geordie Pace..............................        15,000                  .8%               $ 1.50             9/27/02
Geordie Pace..............................       100,000                 5.5%               $ 2.30             6/03/02

COMPENSATION ARRANGEMENTS

     On May 19, 1999, we entered into an Employment Agreement with Mr. Merkatz. Mr. Merkatz'sinitial employment term expires on May 19, 2002. Mr. Merkatz currently receives a base salary of $140,000 per year, which is subject to review by management, and any merit increases will be subject to our company policy. Under the terms of the agreement, Mr. Merkatz is eligible to receive a bonus for services rendered, subject to the discretion of our Compensation Committee. Upon executing his employment agreement, Mr. Merkatz received options to purchase 537,198 shares of common stock at an exercise price of $2.00 per share. Such options vest in equal portions over three years and have anti-dilution protection. As a result of this anti-dilution protection, upon the consummation of the Virtual Stock Exchange acquisition, Mr. Merkatz received an option to purchase 168,006 shares of our common stock at an exercise price of $2.62 per share, vesting in accordance with the above option. Also as a result of the anti-dilution protection, and as a result of our issuance of additional stock options to our employees, on August 18, 1999, November 18, 1999 and February 18, 2000, Mr. Merkatz received options to purchase 9,421 shares of our common stock at an exercise price of $1.75 per share, 15,971 shares of our common stock at an exercise price of $2.00 per share and 62,050 shares of our common stock at an exercise price of $1.38 per share,respectively, vesting in accordance with the above options. In addition, Mr. Merkatz received a performance-based option to purchase 214,879 shares of our common stock at an exercise price of $3.75 per share which is scheduled to vest as follows:
(i) 50% of the performance-based option shall vest on May 1, 2000 if the number of registered users of Predict It exceeds 312,500 by such date and the page views of Predict It for April 2000 exceed 25,000,000; and (ii) the remaining 50% of the performance-based option shall vest on May 1, 2001 if the number of registered users of Predict It exceeds 937,500 by such date and the page views of Predict It for April 2001 exceed 85,714,275. However, in the event the performance-based goals for the May 1, 2000 vesting schedule are not met by such date, then if by May 1, 2001 the number of registered users of Predict It exceeds 1,125,000 and the page views of Predict It for April 2001 exceed 102,857,130, then the whole performance-based option shall vest on May 1, 2001. Such option does not have anti-dilution protection. In the event we terminate Mr. Merkatz's employment for any reason other than "for cause," Mr. Merkatz will be entitled to 180 days advance written notice of the termination and 30 days' salary.

     On May 1, 1999, we entered into a Consulting Agreement with Verus Capital Corp., one of our stockholders, for a two-year term ending April 30, 2001. Under the agreement, Verus receives $10,000 per month plus authorized out-of-pocket expenses for providing Predict It with consulting and advisory services relating to its business. We have the right to terminate the agreement "for cause" and Verus is restricted during the term of the agreement, and for two years thereafter, from competing directly or indirectly with us by engaging in any competitive business or by rendering any services to any competitor of ours, except in a limited capacity as a passive investor in a publicly-traded company.

     On June 9, 1999, we entered into an Employment Agreement with Geordie Pace. Currently, Mr. Pace's base salary is $115,000 per year, which is subject to review by management, and any merit increases will be subject to our company policy. In addition to his base salary, Mr. Pace shall be eligible to receive an annual bonus of up to $30,000 upon meeting certain conditions. Mr. Pace has been granted an option to purchase 100,000 shares of common stock at an exercise price of $2.30 per share. Such option will vest over three years with one-third of the shares exercisable on June 9, 2000 and one-sixth of the shares exercisable every six months thereafter. Mr. Pace is an at-will employee. In the event we terminate Mr. Pace'semployment for any reason other than "for cause" Mr. Pace will be entitled to 30 days' salary and accrued vacation and bonus.

                               STOCK OPTION PLAN

     On April 28, 1999, upon completion of the reverse acquisition, our 1999 Stock Option Plan became effective. On March 10, 2000, our 1999 Stock Option Plan was amended to reserve a total of 3,000,000 shares of common stock, subject to the approval of our stockholders.

OUR 1999 STOCK OPTION PLAN

     Under our 1999 Stock Option Plan, key employees, officers, consultants and directors are given an opportunity to acquire our shares. Our 1999 Stock Option Plan provides for discretionary option grants, under which key employees, officers, and consultants may be granted options to purchase our shares of common stock at an exercise price not less than 85% of the fair market value of our shares on the grant date. The options granted under our 1999 Stock Option Plan may be either incentive stock options designed to meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended, or non-statutory options not intended to satisfy such requirements. Options may be granted to eligible individuals in our employ or service or in the service of any subsequent corporation.

     On March 10, 2000, our 1999 Stock Option Plan was amended to reserve a total of 3,000,000 shares of common stock for issuance over the ten-year term of our 1999 Stock Option Plan. Currently, there are 3,000,000 reserved shares of our common stock which remain available for issuance.

     Options have maximum terms of ten years from the grant date. Options are not assignable or transferable other than by will or by the laws of inheritance. The option may be exercised only by the optionee. The optionee will not have any rights with respect to our shares of common stock underlying the options until the options are exercised and the option price is paid for the purchased shares. Our Board of Directors has the authority to cancel outstanding options in return for the grant of new options for the same or a different number of shares with an exercise price based on the lower fair market value of our common stock on the new grant date. However, our Board of Directors may terminate our 1999 Stock Option Plan at any time. Our 1999 Stock Option Plan terminates on April 28, 2009.

     If we are acquired by merger, consolidation or asset sale, or there is a hostile change in control, each option granted under the 1999 Stock Option Plan may be accelerated, and all unvested shares issued under the 1999 Stock Option Plan may be immediately vested.

                           RELATED PARTY TRANSACTIONS

     On May 1, 1999, we entered into a Consulting Agreement with Verus for a two-year term, ending April 30, 2001. Under the agreement, Verus receives $10,000 per month plus authorized out-of-pocket expenses for providing us with consulting and advisory services relating to our business. Verus is one of our stockholders and Ajmal Khan, one of our directors, is the President and founder of Verus.


     On December 8, 1999, existing shareholders, including Keith Rosenbloom, who was serving as a director at such time, Asia World Holdings Inc., Commonwealth Associates, L.P., Michael Falk, Dawntreader Fund I LP and Robert Priddy made bridge loans to Predict It in the aggregate amount of $1,000,000. The loans were evidenced by promissory notes for an aggregate amount of $1,000,000, plus interest accruing at the rate of 10% per year. In conjunction with the bridge loans, we issued warrants to purchase an aggregate of 625,000 shares of our common stock.


     On February 14, 2000, Dawntreader Fund I LP, an existing shareholder, made a bridge loan to us in the amount of $300,000. The loan was evidenced by a one-year promissory note in the amount of $300,000, plus interest, accruing at the rate of 10% per year, compounded annually. In conjunction with the bridge loan, we issued a warrant to purchase 187,500 shares of our common stock at an exercise price of $1.60 per share.


     On March 15, 2000, each of Patriot Capital and Robert H. Lessin Venture Capital LLC made a bridge loan to us in the amount of $500,000. Each loan was evidenced by a one-year promissory note in the amount of $500,000, plus interest, accruing at a rate of 10% per year, compounded annually. In conjunction with these loans, we issued to each of these entities a warrant to purchase 312,500 of our common stock at an exercise price of $1.60 per share.



     On April 14, 2000, we issued 23 units consisting of an aggregate of 230,000 shares of our Series B Preferred Stock and warrants to purchase an aggregate of 2,300,000 shares of our common stock to Dawntreader Fund I LP, Commonwealth Associates, L.P., Falk Family Foundation, Michael Falk, Asia World Holdings Ltd., Ed Shea, Robert Priddy, Robert O'Sullivan Family Trust, and Keith Rosenbloom, existing security holders, in exchange for the conversion of their outstanding notes totalling $2,300,000. Commonwealth Associates, L.P. acted as a placement agent in this transaction. As part of their compensation for their services as placement agent, we issued to Commonwealth Associates, L.P. a unit purchase option to purchase 8.6 units consisting of an aggregate of 86,000 shares of Series B Preferred Stock and warrants to purchase 860,000 shares of common stock at an exercise price of $100,000 per unit. In conjunction with this private offering, warrants to purchase 187,500 shares of common stock held by Dawntreader Fund I LP were cancelled. We have engaged Commonwealth to explore additional private placement equity financings for us.


     For information concerning employment and consulting agreements with, and compensation of Predict It's executive officers and directors, see the "Management--Employment and Consulting Contracts" section.

     We believe that the terms of the foregoing transaction are no less favorable to us than could have been obtained from non-affiliated third parties, although no independent appraisals were obtained.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information regarding beneficial ownership of our common stock as of May 15, 2000, as follows:


     o By each person who is known by Predict It to beneficially own more than 5% of Predict It's common stock, fully diluted;

     o By each of Predict It's directors;

     o By each officer named under the "Management--Executive
       Compensation--Summary Compensation Table"; and

     o By all executive officers and directors as a group.


     Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The percentages set forth in the table assume 11,982,402 (including 500,000 shares being held in escrow pending Predict It achieving certain milestones) shares of common stock outstanding as of May 15, 2000.



                                                                                     NUMBER OF SHARES
                                                                                     OF COMMON STOCK       PERCENT OF
                           NAME OF BENEFICIAL OWNER (1)                              BENEFICIALLY OWNED    OWNERSHIP
----------------------------------------------------------------------------------   ------------------    -----------
Dawntreader Fund I LP ............................................................          4,271,402 (2)        30.8%
  188 West 22nd Street, 11th Floor
  New York, NY 10011
Gary Cheng .......................................................................            954,832 (3)         8.0%
  c/o Predict It Inc.
  268 West 44th St., 5th Floor
  New York, NY 10036
Howard Yen .......................................................................            954,832 (3)         8.0%
  c/o Predict It Inc.
  268 West 44th St., 5th Floor
  New York, NY 10036
GEM France .......................................................................            918,381 (4)         7.6%
  712 Fifth Avenue, 7th Floor
  New York, NY 10019
Robert Priddy ....................................................................            772,926 (5)         6.1%
  c/o Commonwealth Associates
  830 3rd Avenue
  New York, NY 10022
Asia World Holdings ..............................................................          1,693,330 (6)        12.7%
  The China Building
  Queens Rd.
  Hong Kong
Commonwealth Associates ..........................................................          2,363,093 (7)        17.0%
  830 3rd Avenue
  New York, NY 10022
Venture Catalyst Inc. ............................................................          1,227,403 (8)        10.2%
  3420 Ocean Park Blvd., Suite 3026
  Santa Monica, CA 90405
Robert H. Lessin Venture Capital LLC .............................................          1,000,000 (9)         7.7%
  c/o Wit Capital Group, Inc.
  826 Broadway, 7th Floor
  New York, NY 10003

                                                                                     NUMBER OF SHARES
                                                                                     OF COMMON STOCK       PERCENT OF
                           NAME OF BENEFICIAL OWNER (1)                              BENEFICIALLY OWNED    OWNERSHIP
----------------------------------------------------------------------------------     --------------       ---------
Robert H. Lessin .................................................................          5,271,402(10)        39.5%
  c/o Wit Capital Group, Inc.
  826 Broadway, 7th Floor
  New York, NY 10003

Patriot Capital ..................................................................          1,000,000(11)         7.7%
  The Tropic Isle Building
  Road Town
  Tortola, British Virgin Islands

Belvedere Consultancy ............................................................          1,000,000(12)         7.7%
  c/o Commonwealth Associates
  830 3rd Avenue
  New York, NY 10022

Andrew P. Merkatz ................................................................            335,842(13)         2.8%
  c/o Predict It Inc.                                                                                --              -
  268 West 44th St., 5th Floor
  New York, NY 10036

Andrew Weissman ..................................................................          4,271,402(14)        30.8%
  c/o Dawntreader Fund I LP                                                                                          -
  188 West 22nd Street, 11th Floor
  New York, NY 10011

Carol Lee ........................................................................                  0               *
  c/o The Prospero Group 517-1177
  West Hastings Street
  Vancouver, B.C., Canada V6E 2K3

Robert Jacobs ....................................................................             27,250 (15)          *
  c/o Predict It Inc.
  268 West 44th St., 5th Floor
  New York, NY 10036

Ajmal Khan .......................................................................            259,243 (16)        2.1%
  c/o Verus Capital Corp.
  1177 W. Hastings Street, Suite 2000
  Vancouver, B.C., Canada V6E 2K3

Alana Oldham .....................................................................                  0 (17)          *
  c/o Predict It Inc.
  268 West 44th St., 5th Floor
  New York, NY 10036

Geordie Pace .....................................................................                  0 (18)          *
  c/o Predict It Inc.
  268 West 44th St., 5th Floor
  New York, NY 10036

Desmond Glass ....................................................................                  0 (19)          *
  c/o Predict It Inc.
  268 West 44th St., 5th Floor
  New York, NY 10036

All Executive Officers and Directors                                                        6,155,420            43.7%
  as a group (9 persons)..........................................................     --------------                -

------------------
  * Represents less than one (1%) percent

 (1) Rule 13d-3 under the Securities exchange Act of 1934 provides the determination of beneficial owners of securities. That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities. Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, the exercise of any options, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.


 (2) Represents (i) an immediately exercisable warrant to purchase 156,250 shares of common stock at an exercise price of $1.60 per share;
     (ii) 2,415,152 shares of our common stock; (iii) 85,000 shares of Series B Preferred Stock, convertible into 850,000 shares of our common stock; and
     (iv) an immediately exercisable warrant to purchase 850,000 shares of common stock at an exercise price of $1.50 per share. Dawntreader
     Fund I LP is a partnership controlled by DT Advisors LLC. The investment decisions of DT Advisors LLC are made by Robert H. Lessin, who holds a majority interest in such entity.


 (3) Includes 233,645 shares of common stock which are being held in escrow pending Predict It's achievement of certain milestones.


 (4) GEM France is beneficially owned by GEM Group, LP, whose investment decisions are made by Chris Brown.



 (5) Represents (i) 141,676 shares of common stock; (ii) an immediately exercisable warrant to purchase 31,250 shares of common stock at an exercise price of $1.60 per share; (iii) 30,000 shares of Series B Preferred Stock, convertible into 300,000 shares of our common stock; and
     (iv) an immediately exercisable warrant to purchase 300,000 shares of our common stock at an exercise price of $1.50 per share.



 (6) Represents (i) 380,830 shares of common stock; (ii) an immediately exercisable warrant to purchase 312,500 shares of common stock at an exercise price of $1.60 per share; (iii) 50,000 shares of Series B Preferred Stock, convertible into 500,000 shares of our common stock; and
     (iv) an immediately exercisable warrant to purchase 500,000 shares of our common stock at an exercise price of $1.50 per share. Asia World Holdings is benefically owned by Clifford Ng.



 (7) Represents (i) 416,683 shares of common stock; (ii) an immediately exercisable warrant to purchase 53,906 shares of common stock at an exercise price of $1.60 per share; (iii) 8,625 shares of Series B Preferred Stock, convertible into 86,250 shares of our common stock; (iv) an immediately exercisable warrant to purchase 86,250 shares of our common stock at an exercise price of $1.50 per share; and (v) a unit purchase option to purchase 8.6 units consisting of 86,000 shares of Series B Preferred Stock, and warrants to purchase 860,000 shares of common stock at an exercise price of $1.50 per share. Commonwealth Associates, L.P. is beneficially owned by Michael Falk.



 (8) Represents 1,227,403 shares of common stock, acquired privately from Gary Cheng, Howard Yen, Tom Courts, and Paul Yahnke, all of whom are existing shareholders of Predict It. Investment decisions at Venture Catalyst are made by Donald Speer.



 (9) Represents (i) 50,000 shares of Series B Preferred Stock, convertible into 500,000 shares of our common stock; and (ii) an immediately exercisable warrant to purchase 500,000 shares of our common stock at an exercise price of $1.50 per share. Robert H. Lessin Venture Capital LLC is benefically owned by Robert H. Lessin.



(10) Represents the shares beneficially owned by Dawntreader Fund I LP, listed in footnote (2) above, and the shares beneficially owned by Robert H. Lessin Venture Capital LLC, listed in footnote (9) above. Mr. Lessin disclaims beneficial ownership for all of the shares beneficially owned by
                                                                Dawntreader Fund


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     I LP, with the exception of those shares beneficially owned by him through his limited partnership interest in Dawntreader Fund I LP and his general partnership interest in DT Advisors LLC, the general partner of Dawntreader Fund I LP.



(11) Represents (i) 50,000 shares of Series B Preferred Stock, convertible into 500,000 shares of our common stock; and (ii) an immediately exercisable warrant to purchase 500,000 shares of our common stock at an exercise price of $1.50 per share. Patriot Capital is benefically owned by Silas K.F. Chou.



(12) Represents (i) 50,000 shares of Series B Preferred Stock, convertible into 500,000 shares of our common stock; and (ii) an immediately exercisable warrant to purchase 500,000 shares of our common stock at an exercise price of $1.50 per share. Belvedere Consultancy is beneficially owned by Fok Yau Man.



(13) Mr. Merkatz holds an option to purchase 537,198 shares of our common stock at an exercise price of $2.00 per share, of which one-third shall have vested on May 19, 2000 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments. This option is subject to anti-dilution protection. Mr. Merkatz also holds an option to purchase 168,006 shares of our common stock at an exercise price of $2.62 per share, of which one-third shall have vested on May 19, 2000 and the remaining two-thirds shall vest every six months thereafter in one-sixth increments. In addition, Mr. Merkatz holds an option to purchase 9,421 shares of our common stock at an exercise price of $1.75 per share, of which one-third shall have vested on May 19, 2000 and the remaining two-thirds shall vest every six months thereafter in one-sixth increments. Mr. Merkatz also holds an option to purchase 15,971 shares of our common stock at an exercise price of $2.00 per share, of which one-third shall have vested on May 19, 2000 and the remaining two-thirds shall vest every six months thereafter in one-sixth increments. Mr. Merkatz also holds an option to purchase 62,050 shares of our common stock at an exercise price of $1.38 per share, of which one-third shall have vested on May 19, 2000 and the remaining two-thirds shall vest every six months thereafter in one-sixth increments. Mr. Merkatz also holds an option to purchase 214,879 shares of common stock at an exercise price of $3.75 per share, of which one-third shall have vested on May 19, 2000 and the remaining two-thirds shall vest every six months thereafter in one-sixth increments upon attaining certain targets. This option is not subject to anti-dilution protection.



(14) Represents (i) 2,415,152 shares of our common stock; (ii) an immediately exercisable warrant to purchase 156,250 shares of common stock at an exercise price of $1.60 per share; (iii) 85,000 shares of Series B Preferred Stock, convertible into 850,000 shares of our common stock; and
     (iv) an immediately exercisable warrant to purchase 850,000 shares of common stock at an exercise price of $1.50 per share held by Dawntreader Fund I LP of, which Mr. Weissman is Senior Vice President. Mr. Weissman disclaims beneficial ownership of such shares and warrants.



(15) Represents an option to purchase 81,750 shares of common stock at an exercise price of $.245 per share, of which 27,250 options vested on July 19, 1999. Does not include an option to purchase 27,250 shares of common stock at an exercise price of $2.30 per share, of which one-third shall vest on June 24, 2000 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments.



(16) Represents (i) 210,000 shares of common stock and (ii) 49,243 shares of Series A Preferred Stock convertible into 49,243 shares of our common stock held by Verus Capital Corp., of which Mr. Khan is founder and President. Mr. Khan disclaims beneficial ownership of such shares.



(17) Ms. Oldham holds an option to purchase 120,000 shares of common stock at an exercise price of $2.00 per share, of which one-third shall vest on July 26, 2000 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments.



(18) Mr. Pace holds an option to purchase 100,000 shares of our common stock at an exercise price of $2.30 per share, of which one-third shall vest on June
                             4, 2000 and the remaining two-thirds of which shall


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     vest every six months thereafter in one-sixth increments. Mr. Pace also holds an option to purchase 15,000 shares of common stock at an exercise price of $1.50 per share, of which one-third shall vest on September 27, 2000 and the remaining two-thirds shall vest every six months thereafter in one-sixth increments.


(19) Mr. Glass holds an option to purchase 70,000 shares of common stock at an exercise price of $1.50 per share, of which one-third shall vest on September 27, 2000 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments.


                            SELLING SECURITY HOLDERS

     The following table shows for our stockholders the following information:


     o The number of shares of our common stock beneficially owned by them as of May 15, 2000 and covered by this prospectus; and


     o The number of shares of common stock to be retained after this offering, if any.


                                                                                  NUMBER OF SHARES
                                                         NUMBER OF SHARES         REGISTERED IN       NUMBER OF SHARES
                                                         BENEFICIALLY OWNED           THIS            BENEFICIALLY OWNED
NAME OF SELLING SECURITY HOLDER                          PRIOR TO THE OFFERING      OFFERING          AFTER THE OFFERING
------------------------------------------------------   ---------------------    ----------------    ------------------
Tom Courts............................................            290,706(2)            190,706              100,000
Dawntreader Fund I LP.................................          4,271,402             2,415,152            1,856,250(3)
Keith M. Rosenbloom...................................          2,502,467(4)             49,999            2,035,785(5)(10)
Robert Jacobs.........................................             27,250(6)             81,750               27,250
Paul Yahnke...........................................             71,996                71,996                    0
GEM France............................................            918,381               918,381                    0
Snowmass Technologies LLC.............................             81,697                81,697                    0
Falk Family Foundation................................             98,742(7)             70,841               27,901
Michael S. Falk.......................................          2,461,835(8)             70,841            1,974,311(7)(10)
Robert A. O'Sullivan Family Trust.....................             23,226(9)             16,664                6,562
Robert L. Priddy......................................            772,926(10)           141,676              631,250
Gary N. Mansfield.....................................             16,664                16,664                    0
Ron Moschetta.........................................             49,999                49,999                    0
Commonwealth Associates, L.P..........................          2,363,093(11)           416,683            1,946,410
Navigator Holdings Corp...............................            546,600(12)           546,600                    0
Sprott Capital S.A....................................            546,600(12)           546,600                    0
Century Capital Corp..................................            382,716               382,716                    0
Perth Management Corp.................................            525,992(13)           525,992                    0
Rock Capital Corp.....................................            365,575               365,575                    0
Salter Street Management Corp.........................            516,815(14)           516,815                    0
National Day Corporation..............................            512,936(15)           512,936                    0
Asia World Holdings, Ltd..............................          1,380,830(16)           380,830            1,000,000
Bright Outlook Consultants, Ltd.......................            370,575               370,575                    0
Pyrennes Investments Limited..........................            522,118(17)           522,118                    0
Verus Capital Corp....................................            259,243(18)           259,243                    0
Harold W. Gorden......................................             10,000                10,000                    0
Mid-Continental Securities Corp.......................              7,500                 7,500                    0
Howard Yen............................................            954,832(19)           954,832                    0
Gary Cheng............................................            954,832(19)           954,832                    0
Scott Appleby.........................................            176,634               176,634                    0
Venture Catalyst, Inc.................................          1,227,403             1,227,403                    0
John B Lowy...........................................              7,500                 7,500                    0
Vision Consulting International Inc...................            282,402               282,402                    0
Alan M. Bass..........................................              2,500                 2,500                    0
Sharon Brasure........................................             10,000                10,000                    0

                                                                                  NUMBER OF SHARES
                                                         NUMBER OF SHARES         REGISTERED IN       NUMBER OF SHARES
                                                         BENEFICIALLY OWNED           THIS            BENEFICIALLY OWNED
NAME OF SELLING SECURITY HOLDER                          PRIOR TO THE OFFERING      OFFERING          AFTER THE OFFERING
------------------------------------------------------   ---------------------    ----------------    ------------------
Leanne Donovan........................................              1,211                 1,211                    0
Robert Felch..........................................                428                   428                    0
Jerry Gruenbaum.......................................              1,850                 1,050                    0
Craig Hickok..........................................              1,250                 1,250                    0
David G. Irwin........................................              2,500                 2,500                    0
Denise Johnson........................................              1,950                 1,950                    0
Jason E. Johnson......................................              1,950                 1,950                    0
K.D. Johnson..........................................              1,950                 1,950                    0
Maile Johnson.........................................              1,950                 1,950                    0
Aimee Masure..........................................              1,250                 1,250                    0
James M. McCully......................................              1,000                 1,000                    0
Judith McCully........................................              1,000                 1,000                    0
Marla McCully.........................................                500                   500                    0
Thomas Shakespear.....................................              1,211                 1,211                    0
Stephen M. Siedow.....................................             12,500                12,500                    0
                                                              -----------            ----------           ----------
  Total...............................................         23,546,487            13,189,152            9,605,719
                                                              -----------            ----------           ----------


------------------

 (1) We assume no purchase in this offering by any stockholder listed above of any shares of our common stock and that each stockholder will sell all of its shares being registered hereby.


 (2) Includes an immediately exercisable option to purchase, for a period of 5 years, 125,000 shares of common stock of an exercise price of $.30 per share, and an option to purchase, for a period of one year, 100,000 shares of common stock at an exercise price of $.60 per share, all of which shall have vested by May 15, 2000. The securities underlying the option to purchase 100,000 shares are not being registered under this registration statement.


 (3) Represents (i) an immediately exercisable warrant to purchase 156,250 shares of common stock at an exercise price of $1.60 per share;
     (ii) 85,000 shares of Series B Preferred Stock, convertible into 850,000 shares of our common stock; and (iii) an immediately exercisable warrant to purchase 850,000 shares of common stock at an exercise price of $1.50 per share. These securities are not being registered under this registration statement.

 (4) Includes 49,999 shares of common stock that are directly owned and 416,683 shares of common stock that are held by Commonwealth Associates, of which Mr. Rosenbloom is Director of Merchant Banking. Mr. Rosenbloom disclaims beneficial ownership of the stock held by Commonwealth Associates.


 (5) Includes (i) 4,000 shares of Series B Preferred Stock, convertible into 40,000 shares of our common stock; (ii) an immediately exercisable warrant to purchase 40,000 shares of common stock at an exercise price of $1.50 per share; and (iii) an immediately exercisable warrant to purchase 9,375 shares of common stock at an exercise price of $1.60 per share. These securities are not being registered under this registration statement.



 (6) Represents an option to purchase 81,750 shares of common stock at an exercise price of $.245 per share, of which 27,250 shares became exercisable on July 19, 1999. Does not include an option to purchase 27,250 shares of common stock at an exercise price of $2.30 per share.



 (7) Includes (i) 1,063 shares of Series B Preferred Stock, convertible into 10,630 shares of our common stock; (ii) an immediately exercisable warrant to purchase 10,630 shares of common stock at an exercise price of $1.50 per share; and (iii) an immediately exercisable warrant to purchase 6,641 shares of common stock at an exercise price of $1.60 per share. These securities are not being registered under this registration statement.


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

 (8) Includes 70,841 shares of common stock that are directly owned and 416,683 shares of common stock that are held by Commonwealth Associates.



 (9) Includes (i) 250 shares of Series B Preferred Stock, convertible into 2,500 shares of our common stock; (ii) an immediately exercisable warrant to purchase 2,500 shares of common stock at an exercise price of $1.50 per share; and (iii) an immediately exercisable warrant to purchase 1,562 shares of common stock at an exercise price of $1.60 per share. These securities are not being registered under this registration statement.



(10) Includes (i) 30,000 shares of Series B Preferred Stock, convertible into 300,000 shares of our common stock; (ii) an immediately exercisable warrant to purchase 300,000 shares of our common stock at an exercise price of $1.50 per share; and (iii) an immediately exercisable warrant to purchase 31,250 shares of common stock at an exercise price of $1.60 per share. These securities are not being registered under this registration statement.



(11) Includes (i) 8,625 shares of Series B Preferred Stock, convertible into 86,250 shares of our common stock; (ii) an immediately exercisable warrant to purchase 86,250 shares of common stock at an exercise price of $1.50 per share; (iii) a unit purchase option to purchase 8.6 units, consisting of 86,000 shares of Series B Preferred Stock, convertible into 860,000 shares of common stock and a warrant to purchase 860,000 shares of common stock, at an exercise price of $1.50 per share; and (iv) an immediately exercisable warrant to purchase 53,906 shares of common stock at an exercise price of $1.60 per share. These securities are not being registered under this registration statement.



(12) Includes 163,884 shares of our common stock underlying 163,884 shares of Series A Preferred Stock, convertible at any time at the option of the holder.



(13) Includes 157,704 shares of our common stock underlying 157,704 shares of Series A Preferred Stock, convertible at any time at the option of the holder.



(14) Includes 154,953 shares of our common stock underlying 157,704 shares of Series A Preferred Stock convertible at any time at the option of the holder.



(15) Includes 153,789 shares of our common stock underlying 153,789 shares of Series A Preferred Stock, convertible at any time at the option of the holder.



(16) Represents (i) 50,0000 shares of Series B Preferred Stock, convertible into 500,000 shares of common stock; and (iii) warrants to purchase
     500,000 shares of our common stock at an exercise price of $1.50 per share. These securities are not being registered under this registration statement.



(17) Includes 156,543 shares of our common stock underlying 156,543 shares of Series A Preferred Stock, convertible at any time at the option of the holder.



(18) Represents (i) 49,243 shares of our common stock underlying 49,243 shares of Series A Preferred Stock, convertible at any time at the option of the holder; and (ii) 210,000 shares of our common stock.



(19) Includes 250,000 shares of our common stock held in escrow pending the achievement of certain milestones.

                              PLAN OF DISTRIBUTION

     We are registering the shares of our common stock covered by this prospectus.

     We will pay the costs, expenses, and fees of registering the common stock, but our stockholders will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of shares of their common stock.

     Our stockholders may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, which may change. Our stockholders may sell some or all of their common stock through:

     o Ordinary brokers' transactions, which may include long or short sales;

     o Transactions involving cross or block trades or otherwise on the NASDAQ SmallCap Market;

     o Purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

     o Market makers or into an existing market for the common stock;

     o Transactions in options, swaps or other derivatives; or

     o Any combination of the selling options described in this prospectus, or by any other legally available means.

     In addition, our stockholders may enter into hedging transactions with broker-dealers, who may engage in short sales of our common stock in the course of hedging the positions they assume. Finally, our stockholders may enter into options or other transactions with broker-dealers that require the delivery of our common stock to those broker-dealers. Subsequently, the shares may be resold under this prospectus.

     In their selling activities, our stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including Regulation M, which may limit the timing of purchases and sales of our common stock by our stockholders.

     Those of our stockholders and any broker-dealers involved in the sale or resale of our common stock may qualify as "underwriters" within the meaning of
Section 2 (11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts, or concessions may qualify as underwriters' compensation under the Securities Act of 1933. If any broker-dealer or any of our stockholders qualify as an "underwriter," they will be subject to the prospectus delivery requirements of Section 153 of the Securities Act of 1933.

     In conjunction with sales to or through brokers, dealers or agents, our stockholders may agree to indemnify such brokers, dealers or agents against liabilities arising under the Securities Act of 1933. We do not know of any existing arrangements between our stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

     In addition to selling their common stock under this prospectus, our stockholders may:

     o Transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution or other transfer; or

     o Sell their common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

     We have advised our stockholders that, during the time each is engaged in distribution of their common stock, each must comply with Rule 10b-5 and Regulation M under the Securities Exchange Act of 1934. They must do all of the following under those rules:

     o Not engage in any stabilization activity in connection with our common stock;

     o Furnish each broker who may be offering our common stock on behalf of our stockholders the number of copies of this prospectus required by each broker; and

     o Not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock, other than as permitted under the Securities Exchange Act of 1934.

     Any of our stockholders who may be "affiliated purchasers," as defined in Regulation M, have been further advised that they must coordinate their sales under this prospectus with each other and us for the purposes of Regulation M.

     To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing:

     o The name of any such broker-dealers;

     o The number of securities involved;

     o The price at which such securities are to be sold;

     o The commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

     o That such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus, as supplemented; and

     o Other facts material to the transaction.

     We cannot be sure that any of our stockholders will sell any of our common stock.

     We have agreed to keep the registration statement relating to the offering and sale by our stockholders continuously effective until the earlier of the sale of all their common stock or 12 months from the date of this prospectus.

                        DESCRIPTION OF THE CAPITAL STOCK

     Our authorized capital stock consists of 75,000,000 shares of our common stock, par value $.01 per share, and 10,000,000 shares of our preferred stock, par value $.01 per share as set forth below.

     Our Amended and Restated Certificate of Incorporation, By-laws and the Registration Rights Agreement described below are included as exhibits to the Registration Statement of which this prospectus forms a part.

COMMON STOCK


     Our authorized common stock consists of 75,000,000 shares of common stock. As of May 15, 2000, we had issued and outstanding 11,982,402 shares of common stock (including 500,000 shares of common stock that are being held in escrow pending Predict It achieving certain milestones). As of May 15, 2000, there were approximately 25 holders of record of our common stock. In addition, we have reserved the following shares of common stock:


     o 1,000,000 shares of our common stock for conversion of our issued and outstanding Series A Preferred Stock;

     o 4,300,000 shares of our common stock for conversion of our issued and outstanding Series B Preferred Stock;

     o 3,000,000 shares of our common stock under our 1999 Stock Option Plan;


     o 1,247,170 shares of our common stock for existing options;


     o 4,925,000 shares of our common stock for existing warrants; and

     o 1,720,000 shares of our common stock for an existing unit purchase option.

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. Subject to preferences that may be applicable to any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for such dividends. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

PREFERRED STOCK

     We are authorized to issue up to 10,000,000 shares of preferred stock, par value $.01 per share. As of April 14, 2000, 1,000,000 shares of our Series A Preferred Stock were issued and outstanding, held by approximately 15 registered holders and 430,001 shares of our Series B Preferred Stock were issued and outstanding, held by 21 registered holders.


     The holders of our Series A Preferred Stock have no voting power except as is expressly provided under Delaware law. In addition, the holders of Series A Preferred Stock have a liquidation preference over the holders of our common stock in the event of our liquidation, dissolution or winding up. Furthermore, each share of our Series A Preferred Stock is convertible at any time into one share of our common stock at the option of the holders of Series A Preferred Stock. The holders of our Series B Preferred Stock have the right to vote, together with the holders of our common stock as one class, on all matters as to which holders of our common stock shall be entitled to vote. In addition, the holders of our Series B Preferred Stock have a liquidation preference over the holders of our common stock and Series A Preferred Stock in the event of our liquidation, dissolution or winding up in an amount in cash equal to $30.00 per share plus an amount equal to accrued and unpaid dividends on each share of Series B Preferred Stock. Our Series B Preferred Stock is immediately convertible into our common stock at the option of the holders of Series B Preferred Stock. In addition our Series B Preferred Stock is automatically convertible upon the occurrence of specific events. Each share of our Series B Preferred Stock is convertible into 10 shares of our common stock.


     Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue shares of our preferred stock in one or more series and to fix the designation, powers, preferences, privileges and relative participating, optional or special rights of such stock, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, may issue preferred stock with voting, conversion of other rights that could adversely affect the voting power and other rights of the holder of our common stock. Therefore, our preferred stock may be issued quickly, with terms that may delay or prevent a change in control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock.

REGISTRATION RIGHTS


     In connection with our acquisition of Virtual Stock Exchange, Messrs. Cheng, Yen and Appleby, who received in the aggregate 2,700,000 shares of our common stock (including 500,000 shares of common stock that are being held in escrow pending Predict It achieving certain milestones) pursuant to such acquisition, are entitled to certain rights with respect to the registration of such shares under the Securities Act. They are entitled to certain demand registration rights pursuant to which they may require Predict It to file a registration statement under the Securities Act at our expense with respect to all or a portion of the shares of common stock held by either of them, their affiliates and permitted transferees, and we are required to use commercially reasonable efforts to effect such registration. If Predict It proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders (other than a registration of our securities filed on Form S-4 or S-8 of the Securities Act), Messrs. Cheng, Yen and Appleby are entitled to certain "piggy back" registration rights pursuant to which they may require us to include all or a portion of their shares in such registration. In addition, pursuant to his employment agreement, Mr. Merkatz is entitled to certain "piggy back" registration rights pursuant to which he may require us to include all or a portion of his shares in such registration. In connection with our offering of Series B Preferred Stock we have agreed with the purchasers to file a registration statement under the Securities Act at our expense within six months of the final closing of such offering with respect to the shares of common stock issuable upon conversion of the Series B Preferred Stock and upon exercise of warrants. In addition, the purchasers are entitled to certain "piggy back" registration rights. All of these registration rights are subject to certain conditions and limitations, among them the right of an underwriter of an offering to limit the number of shares included in such registration, and our right not to effect a demand registration during the period starting with the fourteenth day immediately preceding the date of an anticipated filing by us of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to this offering.


OPTIONS

     We have issued 39 options to purchase an aggregate of 2,058,025 shares of our common stock representing the following:

     o an option to purchase 125,000 shares of our common stock at an exercise price of $.30 per share, which vested as of January 11, 1999;

     o an option to purchase 100,000 shares of our common stock at an exercise price of $.60 per share, vesting in quarterly amounts over a period of one year, commencing April 28, 1999;

     o an option to purchase 537,198 shares of our common stock at an exercise price of $2.00 per share, of which one-third shall vest on May 19, 2000 and the remaining two-thirds shall vest every 6 months thereafter, in one-sixth increments commencing May 19, 1999;

     o an option to purchase 214,879 shares of common stock at an exercise price of $3.75 per share, of which one-third shall vest on May 19, 2000 and the remaining two-thirds shall vest every 6 months thereafter, commencing as of May 19, 1999 in one-sixth increments;

     o an option to purchase 100,000 shares of our common stock at an exercise price of $2.30 per share, of which one-third shall vest on June 4, 2000 and the remaining two-thirds shall vest every 6 months thereafter, commencing as of June 24, 1999 in one-sixth increments;

     o an option to purchase 40,000 shares of our common stock at an exercise price of $2.30 per share, of which one-third shall vest on June 4, 2000 and the remaining two-thirds shall vest every 6 months thereafter, commencing as of June 24, 1999 in one-sixth increments;

     o an option to purchase 27,250 shares of our common stock at an exercise price of $2.30 per share, of which one-third shall vest on June 24, 2000 and the remaining two-thirds shall vest every 6 months thereafter, commencing as of June 24, 1999 in one-sixth increments;

     o an option to purchase 10,000 shares of our common stock at an exercise price of $2.30 per share, of which one-third shall vest on November 23, 1999 and the remaining two-thirds shall vest every 6 months thereafter, commencing as of June 24, 1999 in one-sixth increments;

     o an option to purchase 81,750 shares of our common stock at an exercise price of $.245 per share, vesting over 3 years, commencing as of July 19, 1999;

     o an option to purchase 168,006 shares of our common stock at an exercise price of $2.62 per share, of which one-third shall vest on May 19, 2000 and the remaining two-thirds shall vest every 6 months thereafter, in one-sixth increments.

     o an option to purchase 30,000 shares of common stock at an exercise price of $2.00 per share, of which one-third shall vest on July 21, 2000 and the remaining two-thirds shall vest every 6 months thereafter, commencing as of July 27, 1999 in one-sixth increments;

     o an option to purchase 120,000 shares of our common stock at an exercise price of $2.00 per share, of which one-third shall vest on July 26, 2000 and the remaining two-thirds shall vest every 6 months thereafter, commencing as of July 27, 1999 in one-sixth increments;

     o an option to purchase 4,000 shares of our common stock at an exercise price of $2.00 per share, of which one-third shall vest on July 26, 2000 and the remaining two-thirds shall vest every 6 months thereafter, commencing as of July 27, 1999 in one-sixth increments;

     o an option to purchase 25,000 shares of common stock at an exercise price $2.00 per share, of which one-twelfth shall vest on January 27, 2000 and the remaining eleven-twelfths shall vest every 3 months thereafter, commencing as of July 27, 1999 in one-twelfth increments;

     o an option to purchase 9,421 shares of our common stock at an exercise price of $1.75 per share, of which one-third shall vest on May 19, 2000 and the remaining two-thirds shall vest every 6 months thereafter, in one-sixth increments.

     o an option to purchase 70,000 shares of our common stock at an exercise price of $1.50 per share, of which one-third shall vest on September 27, 2000 and the remaining two-thirds shall vest every 6 months thereafter, in one-sixth increments, commencing as of September 27, 1999;

     o an option to purchase 35,000 shares of our common stock at an exercise price of $1.50 per share, of which one-third shall vest on September 27, 2000 and the remaining two-thirds shall vest every 6 months thereafter, in one-sixth increments, commencing as of September 27, 1999;

     o three options to purchase 15,000 shares of our common stock at an exercise price of $1.50 per share, of which one-third shall vest on September 27, 2000 and the remaining two-thirds shall vest every 6 months thereafter, in one-sixth increments, commencing as of September 27, 1999;

     o two options to purchase 10,000 shares of our common stock at an exercise price of $1.50 per share, of which one-third shall vest on September 27, 2000 and the remaining two-thirds shall vest every 6 months thereafter, in one-sixth increments, commencing as of September 27, 1999;

     o two options to purchase 5,000 shares of our common stock at an exercise price of $1.50 per share, of which one-third shall vest on September 27, 2000 and the remaining two-thirds shall vest every 6 months thereafter, in one-sixth increments, commencing as of September 27, 1999;

     o an option to purchase 20,000 shares of our common stock at an exercise price of $1.50 per share, of which one-third shall vest on October 15, 2000 and two-thirds shall vest every 6 months thereafter, in one-sixth increments, commencing as of October 15, 1999;

     o an option to purchase 15,971 shares of our common stock at an exercise price of $2.00 per share, of which one-third shall vest on May 19, 2000 and the remaining two-thirds shall vest every 6 months thereafter, in one-sixth increments;

     o an option to purchase 15,000 shares of our common stock at an exercise price of $2.00 per share, of which one-third shall vest on November 19, 1999 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments;

     o an option to purchase 20,000 shares of our common stock at an exercise price of $2.00 per share, of which one-third shall vest on November 19, 1999 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments;

     o two options to purchase 25,000 shares of our common stock at an exercise price of $1.375 per share, of which one-third shall vest on January 20, 2001 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments.

     o an option to purchase 20,000 shares of our common stock at an exercise price of $1.375 per share, of which one-third shall vest on January 20, 2001 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments.

     o four options to purchase 15,000 shares of our common stock at an exercise price of $1.375 per share, of which one-third shall vest on January 20, 2001 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments.

     o an option granted to purchase 7,500 shares of our common stock at an exercise price of $1.375 per share, of which one-third shall vest on January 20, 2001 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments.

     o an option granted to purchase 5,000 shares of our common stock at an exercise price of $1.375 per share, of which one-third shall vest on January 20, 2001 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments.

     o an option granted to purchase 10,000 shares of our common stock at an exercise price of $1.375 per share, of which one-third shall vest on January 20, 2001 and the remaining two-thirds shall vest every 6 months thereafter in one-sixth increments.

     o an option to purchase 62,050 shares of our common stock at an exercise price of $1.38 per share, of which one-third shall vest on May 19, 2000 and the remaining two-thirds shall vest every six months thereafter in one-sixth increments.

WARRANTS

     We have issued warrants to purchase an aggregate of 4,925,000 shares of our common stock representing the following:

     o a warrant to purchase 156,250 shares of our common stock at an exercise price of $1.60 per share, exercisable immediately and expiring on December 8, 2004;

     o a warrant to purchase 9,375 shares of our common stock at an exercise price of $1.60 per share, exercisable immediately and expiring on December 8, 2004;

     o a warrant to purchase 53,906 shares of our common stock at an exercise price of $1.60 per share, exercisable immediately and expiring on December 8, 2004;

     o two warrants to purchase 6,640 shares of our common stock at an exercise price of $1.60 per share, exercisable immediately and expiring on December 8, 2004;

     o a warrant to purchase 1,562 shares of our common stock at an exercise price of $1.60 per share, exercisable immediately and expiring on December 8, 2004;

     o a warrant to purchase 31,250 shares of our common stock at an exercise price of $1.60 per share, exercisable immediately and expiring on December 8, 2004;

     o a warrant to purchase 46,875 shares of our common stock at an exercise price of $1.60 per share, exercisable immediately and expiring on December 8, 2004;

     o a warrant to purchase 312,500 shares of our common stock at an exercise price of $1.60 per share, exercisable immediately and expiring on December 8, 2004.

     o a warrant to purchase 2,500 shares of common stock at an exercise price of $1.50 per share, exercisable immediately and expiring on April 14, 2007;

     o three warrants to purchase 100,000 shares of common stock at an exercise price of $1.50 per share, exercisable immediately and expiring on April 14, 2007;

     o from warrants to purchase 500,000 shares of common stock at an exercise price of $1.50 per share, exercisable immediately and expiring on April 14, 2007;

     o two warrants to purchase 75,000 shares of common stock at an exercise price of $1.50 per share, exercisable immediately and expiring on April 14, 2007;

     o a warrant to purchase 850,000 shares of common stock at an exercise price of $1.50 per share, exercisable immediately and expiring on April 14, 2007;

     o six warrants to purchase 50,000 shares of common stock at an exercise price of $1.50 per share, exercisable immediately and expiring on April 14, 2007;

     o a warrant to purchase 86,250 shares of common stock at an exercise price of $1.50 per share, exercisable immediately and expiring on April 14, 2007;

     o two warrants to purchase 10,625 shares of common stock at an exercise price of $1.50 per share, exercisable immediately and expiring on April 14, 2007;

     o two warrants to purchase 300,000 shares of common stock at an exercise price of $1.50 per share, exercisable immediately and expiring on April 14, 2007; and

     o a warrant to purchase 40,000 shares of common stock at an exercise price of $1.50 per share, exercisable immediately and expiring on April 14, 2007.

UNIT PURCHASE OPTION

     We have issued a unit purchase option to our placement agent to purchase
8.6 units, consisting of 86,000 shares of Series B Preferred Stock, convertible into 860,000 shares of common stock, and warrants to purchase 860,000 shares of common stock at an exercise price of $1.50 per share, at an exercise price of $100,000 per unit.

                          TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for Predict It's Common Stock is Continental Stock Transfer & Trust, Inc. As neither the convertible preferred stock nor the options is registered, Predict It acts as its own Transfer Agent and Registrar as to such securities.

                        SHARES ELIGIBLE FOR FUTURE SALE

     We currently have 11,982,402 (including 500,000 shares that are being held in escrow pending Predict It achieving certain milestones) shares of common stock outstanding, of which 9,000,000 shares are freely tradable without restriction or further registration under the Securities Act of 1933. However, any shares purchased by an affiliate of ours will be subject to the resale limitations of Rule 144 under the Securities Act of 1933. An affiliate is a person who has a control relationship with us. The remaining shares of common stock are held by us. Rule 144 provides that a person who has satisfied a one-year holding period for any restricted shares may sell within any three-month period an amount of restricted shares that does not exceed the greater of:

     o one percent of that class of outstanding shares; or

     o the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale.

     Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. In addition, under Rule 144, persons who are not affiliated with us and who have held their restricted shares for at least two years are not subject to the quantity limitations or the manner of sale restrictions.

     In addition, 1,000,000 shares of our common stock underlying the shares of Series A Preferred Stock will, upon conversion of the Series A Preferred Stock, be freely tradable without restriction or further registration. Also, 206,750 shares of our common stock underlying the options will, upon exercise of the options, be freely tradable without restriction or further registration. In conjunction with our private offering of units, our officers, directors and 5% holders of our capital stock have agreed not to sell or transfer
7,815,556 shares of common stock being registered under this registration statement, during the period commencing on March 7, 2000 and ending on the later of (i) the six month anniversary of the final closing of our private offering of units and (ii) the effective date of this registration statement.

                                 LEGAL MATTERS

     The validity of the common stock offered under this prospectus will be passed upon for us by our counsel, Camhy Karlinsky & Stein LLP, New York, New York. An attorney affiliated with Camhy Karlinsky & Stein LLP is now a Managing Director of Dawntreader Fund I LP, one of our principal stockholders.

                                    EXPERTS

     This registration statement includes the consolidated financial statements of Predict It Inc. and subsidiary, as of December 31, 1999, and for the years ended December 31, 1999 and 1998, and the financial statements of Virtual Stock Exchange, Inc. as of December 31, 1998 and for the period from January 7, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998, which have been audited by Richard A. Eisner and Company, LLP, independent certified public accountants. These financials have been included herein in reliance upon the audit reports appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

                       DISCLOSURE OF COMPANY POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our certificate of incorporation and by-laws provide that we shall indemnify all directors and officers of ours to the fullest extent permitted by Delaware Law. Under such provisions, any director or officer, who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Predict It. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling Predict It pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     We maintain directors' and officers' liability insurance providing aggregate coverage of $5,000,000.

                                PREDICT IT INC.
                         INDEX TO FINANCIAL STATEMENTS

CONTENTS                                                                                                     PAGE
--------------------------------------------------------------------------------------------------------     ----

                                         PREDICT IT INC. AND SUBSIDIARY

Financial Statements

Independent auditors' report............................................................................      F-2

Balance sheet as of December 31, 1999...................................................................      F-3

Statements of operations for the years ended December 31, 1999 and 1998.................................      F-4

Statements of changes in stockholders' equity for the years ended December 31, 1999 and 1998............      F-5

Statements of cash flows for the years ended December 31, 1999 and 1998.................................      F-6

Notes to financial statements...........................................................................      F-7

                                          VIRTUAL STOCK EXCHANGE, INC.

Financial Statements

Independent auditors' report............................................................................     F-16

Balance sheets as of December 31, 1998 and June 30, 1999 (unaudited)....................................     F-17

Statements of operations for the period from January 7, 1997 (inception) through December 31, 1997, the year ended December 31, 1998 and the six months ended June 30, 1998 (unaudited) and June 30, 1999
  (unaudited)...........................................................................................     F-18

Statements of changes in stockholders' equity (Capital Deficiency) for the period from January 7, 1997
  (inception) through December 31, 1997, the year ended December 31, 1998 and the six months ended
  June 30, 1999 (unaudited).............................................................................     F-19

Statements of cash flows for the period from January 7, 1997 (inception) through December 31, 1997, the year ended December 31, 1998 and the six months ended June 30, 1998 (unaudited) and June 30, 1999
  (unaudited)...........................................................................................     F-20

Notes to financial statements...........................................................................     F-21

                                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unaudited pro forma statements of operations for the years ended December 31, 1999 and 1998 and the
  notes thereto.........................................................................................     F-23

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Predict It Inc.
New York, New York

We have audited the accompanying consolidated balance sheet of Predict It Inc. and its wholly owned subsidiary as of December 31, 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Predict It Inc. and its wholly owned subsidiary as of December 31, 1999 and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

Richard A. Eisner & Company, LLP
New York, New York
March 21, 2000, except for Note I,
as to which the date is April 14, 2000

                         PREDICT IT INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1999

                                               ASSETS
Current assets:
  Cash..............................................................................................  $    734,574
  Accounts receivable, net of allowance of $14,000..................................................        69,619
  Prepaid expenses and other current assets.........................................................        77,565
  Deferred promotion expense........................................................................       250,000
                                                                                                      ------------
Total current assets................................................................................     1,131,758
  Capitalized software costs, net of accumulated amortization of $87,581............................     1,017,976
  Computer equipment, net of accumulated depreciation of $95,490....................................       550,172
  Registered user base, net of accumulated amortization of $244,676.................................     1,223,378
  Other assets......................................................................................       103,965
                                                                                                      ------------
                                                                                                      $  4,027,249
                                                                                                      ============
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Loans payable to stockholders, net of debt discount of $438,222...................................  $    561,778
  Notes payable, stockholders.......................................................................       100,000
  Accounts payable..................................................................................       666,624
  Accrued expenses..................................................................................       420,200
  Capital lease obligations--current portion........................................................        64,142
                                                                                                      ------------
Total current liabilities...........................................................................     1,812,744
Long-term liabilities:
  Capital lease obligations--noncurrent portion.....................................................        51,773
                                                                                                      ------------
                                                                                                         1,864,517
                                                                                                      ------------
Commitments (Note H)
Stockholders' equity:
  Preferred stock, $.01 par value, 5,000,000 shares authorized, 1,000,000 shares Series A issued and
     outstanding (stated at liquidation preference).................................................     3,000,000
  Common stock, $.01 par value, 25,000,000 shares authorized, 11,303,448 shares issued and
     outstanding (exclusive of 500,000 shares held in escrow).......................................       113,034
  Additional paid-in capital........................................................................     3,595,529
Deficit.............................................................................................    (3,788,609)
Unearned compensation...............................................................................      (757,222)
                                                                                                      ------------
                                                                                                         2,162,732
                                                                                                      ------------
                                                                                                      $  4,027,249
                                                                                                      ============

                 See notes to consolidated financial statements

                         PREDICT IT INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                                -------------------------
                                                                   1999           1998
                                                                -----------     ---------
Revenue:
  User fees..................................................   $     4,519     $   7,712
  Advertising................................................       174,517         6,000
                                                                -----------     ---------
                                                                    179,036        13,712
                                                                -----------     ---------
Costs and expenses:
  Site development/maintenance...............................       406,778       177,783
  Selling, general and administrative........................     2,786,164       340,698
  Amortization of acquired intangible........................       244,676
  Interest expense, net......................................           856         3,000
                                                                -----------     ---------
                                                                  3,438,474       521,481
                                                                -----------     ---------
Net loss.....................................................   $(3,259,438)    $(507,769)
                                                                ===========     =========
Net loss per share--basic and diluted........................   $      (.37)    $    (.21)
                                                                ===========     =========
Weighted average number of shares outstanding................     8,872,400     2,381,327
                                                                ===========     =========

                 See notes to consolidated financial statements

                         PREDICT IT INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                          SERIES A            SERIES B
                                                                   SERIES A              CONVERTIBLE         CONVERTIBLE
                                        COMMON STOCK           PREFERRED STOCK         PREFERRED STOCK     PREFERRED STOCK
                                       PAR VALUE $.01           PAR VALUE $.01         PAR VALUE $.001     PAR VALUE $.001
                                    ---------------------   ----------------------    -----------------   -----------------
                                      SHARES      AMOUNT     SHARES       AMOUNT       SHARES    AMOUNT    SHARES    AMOUNT
                                    ----------   --------   ---------   ----------    --------   ------   --------   ------
Balance at January 1, 1998.........
Issuance of common stock for
 cash..............................
Issuance of common stock as
 settlement for accrued interest...
Issuance of common stock for
 nonemployee services..............
Issuance of preferred stock for
 cash..............................                                                    250,000    $250
Issuance of preferred stock for
 cash..............................                                                                        183,338   $ 183
Net loss for the year ended
 December 31, 1998.................
                                                                                      --------    ----    --------   ------
Balance at December 31, 1998.......                                                    250,000     250     183,338     183
Issuance of preferred stock for
 cash..............................                                                                        149,726     150
Net loss for the year ended
 December 31, 1999.................
Grant of options to employee by
 stockholder.......................
Recapitalization in connection with
 merger into WDC...................  5,000,000   $ 50,000                             (250,000)   (250)   (333,064)   (333)
Sale of preferred and common stock,
 net of issuance costs.............  4,000,000     40,000   1,000,000   $3,000,000
Issuance of shares in connection
 with acquisition, exclusive of
 500,000 shares held in escrow.....  2,200,000     22,000
Unearned compensation relating to
 grant of stock options............
Amortization of unearned
 compensation......................
Issuance of shares in settlement of
 accounts payable..................    103,448      1,034
Warrants issued in connection with
 loans from stockholders...........
Options issued to a consultant.....
                                    ----------   --------   ---------   ----------    --------    ----    --------   ------
Balance at December 31, 1999....... 11,303,448   $113,034   1,000,000   $3,000,000           0    $  0           0   $   0
                                    ==========   ========   =========   ==========    ========    ====    ========   ======


                                       COMMON STOCK
                                      PAR VALUE $.001    ADDITIONAL
                                     -----------------    PAID-IN                    UNEARNED
                                      SHARES    AMOUNT    CAPITAL       DEFICIT     COMPENSATION     TOTAL
                                     --------   ------   ----------   -----------   ------------   ----------
Balance at January 1, 1998.........   135,000   $ 136    $   39,864   $   (21,402)                 $   18,598
Issuance of common stock for
 cash..............................   165,000     165        99,835                                   100,000
Issuance of common stock as
 settlement for accrued interest...       578       1           657                                       658
Issuance of common stock for
 nonemployee services..............    14,678      15        14,663                                    14,678
Issuance of preferred stock for
 cash..............................                         249,750                                   250,000
Issuance of preferred stock for
 cash..............................                         249,817                                   250,000
Net loss for the year ended
 December 31, 1998.................                                      (507,769)                   (507,769)
                                     --------   ------   ----------   -----------                  ----------
Balance at December 31, 1998.......   315,256     317       654,586      (529,171)                    126,165
Issuance of preferred stock for
 cash..............................                         249,850                                   250,000
Net loss for the year ended
 December 31, 1999.................                                    (3,259,438)                 (3,259,438)
Grant of options to employee by
 stockholder.......................                           5,729                                     5,729
Recapitalization in connection with
 merger into WDC...................  (315,256)   (317)      (49,100)                                        0
Sale of preferred and common stock,
 net of issuance costs.............                        (141,502)                                2,898,498
Issuance of shares in connection
 with acquisition, exclusive of
 500,000 shares held in escrow.....                       1,298,000                                 1,320,000
Unearned compensation relating to
 grant of stock options............                         940,000                  $ (940,000)            0
Amortization of unearned
 compensation......................                                                     182,778       182,778
Issuance of shares in settlement of
 accounts payable..................                         148,966                                   150,000
Warrants issued in connection with
 loans from stockholders...........                         464,000                                   464,000
Options issued to a consultant.....                          25,000                                    25,000
                                     --------   ------   ----------   -----------    ----------    ----------
Balance at December 31, 1999.......         0   $   0    $3,595,529   $(3,788,609)   $ (757,222)   $2,162,732
                                     ========   ======   ==========   ===========    ==========    ==========

                See notes to consolidated financial statements.

                         PREDICT IT INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                        --------------------------
                                                                                            1999           1998
                                                                                        ------------    ----------
Cash flows from operating activities:
Net loss.............................................................................   $ (3,259,438)   $ (507,769)
  Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization......................................................        407,900        95,210
  Stock issued for services..........................................................                       14,678
  Compensation expense related to option grants......................................         30,729
  Amortization of unearned compensation..............................................        182,778
  Amortization of debt discount......................................................         25,778
     Changes, net of effects of acquisition, in:
     Accounts receivable.............................................................        (62,675)
     Deferred promotion expense......................................................       (250,000)
       Prepaid expenses and other assets.............................................       (164,403)      (13,203)
       Accounts payable and accrued expenses.........................................      1,148,785        69,722
                                                                                        ------------    ----------
Net cash used in operating activities................................................     (1,940,546)     (341,362)
                                                                                        ------------    ----------
Cash flows from investing activities:
  Cost incurred to develop software..................................................     (1,041,062)     (134,275)
  Purchase of computer equipment.....................................................       (480,478)      (11,318)
  Acquisition costs, net of cash acquired............................................        (34,051)
                                                                                        ------------    ----------
Net cash used in investing activities................................................     (1,555,591)     (145,593)
                                                                                        ------------    ----------
Cash flows from financing activities:
  Issuance of common and preferred stock, net........................................      3,148,498       600,658
  Loans from related parties.........................................................      1,000,000        60,000
  Loan repayments to related parties.................................................                      (60,000)
  Payments on capital lease obligation...............................................        (31,559)
                                                                                        ------------    ----------
Net cash provided by financing activities............................................      4,116,939       600,658
                                                                                        ------------    ----------
Net increase in cash.................................................................        620,802       113,703
Cash--beginning of year..............................................................        113,772            69
                                                                                        ------------    ----------
Cash--end of year....................................................................   $    734,574    $  113,772
                                                                                        ============    ==========
Supplemental disclosure of cash flow information:
  Interest paid during the year......................................................                   $    3,000
Supplemental disclosures of noncash investing and financing activities:
  Issuance of common stock as settlement for accounts payable........................   $    150,000
  Issuance of common stock as settlement for interest................................                   $      658
  Issuance of common stock for business combination..................................   $  1,320,000
  Granting of stock options to employee..............................................   $    940,000
  Issuance of common stock purchase warrants in connection with loan.................   $    464,000
  Equipment purchased through capital leases.........................................   $    102,000

                 See notes to consolidated financial statements

                         PREDICT IT INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

NOTE A--THE COMPANY AND OPERATIONS

     On April 28, 1999, Predict It Corp. ("PIC"), which was formed in August 1998 in connection with the reincorporation of Sportscappers, Inc. (which was incorporated on September 2, 1997), was merged with and into WDC Development, Inc. ("WDC"), a non-operating public shell company. In connection with the merger, each of the common and preferred shares of PIC were exchanged for
5.5659453 shares of WDC's common stock, resulting in the issuance of 5,000,000 common shares of WDC. Immediately prior to the merger, the existing stockholders of WDC held 4,000,000 common shares and 1,000,000 preferred shares. Accordingly, upon completion of the merger, the stockholders of PIC owned 55.55% of the outstanding common shares of WDC and the premerger stockholders of WDC owned 44.45% of the outstanding common shares of WDC. The 1,000,000 shares of preferred stock owned by premerger stockholders of WDC are nonvoting and convertible into 1,000,000 shares of common stock of WDC. Upon completion of the merger, WDC's Board of Directors consisted of three members from PIC and two members from WDC. WDC's assets at the date of the merger consisted of $2,898,498 in cash, representing the proceeds remaining from $3,000,000 received on April 28, 1999 in exchange for the issuance of 1,000,000 shares of preferred stock and $37,200 received in February and March 1999 in exchange for the issuance of 3,720,000 shares of common stock. Following the merger, WDC changed its name to Predict It Inc. (the "Company").

     The merger has been accounted for as a recapitalization of PIC together with the issuance of 3,720,000 common shares and 1,000,000 preferred shares in exchange for net proceeds of $2,898,498. The remaining 280,000 common shares of WDC outstanding at the date of the merger are recorded by a charge to additional paid-in capital for their par value of $2,800. Retroactive effect has been given to the recapitalization in the accompanying financial statements and all per share amounts and numbers of shares have been adjusted to reflect the exchange ratio.

     The Company, which was in the development stage during 1997 and part of 1998, develops and distributes interactive Internet applications. The Company's "prediction exchange" allows users to pick and exchange predictions with other users. The Company's initial product offering, "Predict It! Sports", (originally launched as Sportscappers in March 1998 and relaunched in September 1998) allows users to pick and exchange predictions on sporting events with fellow users. The database engine then calculates the accuracy of these predictions and allows users to view the entries. Users may post predictions and view the predictions of others free of charge. Revenues are principally earned by the sale of advertisements either directly or on a revenue sharing basis with other websites through which the product is marketed. In addition, through November 1998, users were charged a transaction fee for accessing the predictions. Revenue is shared with the users each time their predictions are viewed.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. REVENUE RECOGNITION:

     Transaction fees from users were recognized as revenue at the time predictions were accessed by users. Advertising revenue has been earned from arrangements under which fees are based on the number of occasions a user views an advertisement ("impression"). Revenue based on number of impressions is recognized (i) at the time the guaranteed number of impressions occur or
(ii) as impressions occur over the term of the contract, where the contract provides for the Company to earn a portion of the contract revenues based on the number of impressions which occur as a percentage of the guaranteed number of impressions. Revenue applicable to the portion of guaranteed impressions which have not occurred at the balance sheet date is not recognized. Any revenues which may be earned under fixed fee arrangements will be recognized in the month the ads are exhibited.

                         PREDICT IT INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1999

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
2. BARTER ARRANGEMENT:

     During 1999 the Company entered into an advertising barter transaction in which the Company provided 875,000 impressions per month for three months and the customer provided the same. As the Company has historically received or paid cash for similar advertising transactions, it has recorded revenues at the lower of the estimated fair value of the advertising surrendered or the estimated fair value of the advertising received based on historical experience for similar cash transactions. Barter advertising revenues, which amount to approximately $28,800 in 1999, equal barter expenses. Barter expenses are included in selling, general and administrative expenses in the accompanying statement of operations for the year ended December 31, 1999.

3. COMPUTER EQUIPMENT:

     Computer equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over an estimated useful life of three years.

4. SOFTWARE COSTS:

     In accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" issued in March 1999 and adopted by the Company, qualifying costs incurred during the application development stage, consisting principally of external direct costs of materials and services are capitalized. All other costs incurred in connection with internal use software are expensed as incurred. Capitalized software costs are being amortized on a straight-line basis over an estimated useful life of two years. Amortization commenced when the computer software was ready for its intended use. Amortization expense for the years ended December 31, 1999 and 1998 was approximately $82,000 and $90,000, respectively, and has been included in site development/maintenance in the accompanying statements of operations. Amortization for the year ended December 31, 1998, includes approximately $49,000 for the write off of unamortized software costs which were deemed to be impaired as a result of rebuilding the site through use of a new provider. Also, site development/maintenance expense in 1998 includes compensation of $64,678 paid to the former source provider related to the transition to the new website.

5. REGISTERED USER BASE:

     The registered user base, which was acquired through the purchase of Virtual Stock Exchange, Inc. (see Note C), is being amortized on a straight-line basis over three years.

6. IMPAIRMENT OF LONG-LIVED ASSETS:

     The Company evaluates the recoverability of its identifiable intangibles and other long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of". SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of these assets exceeds the estimated future undiscounted cash flows attributable to these assets. The Company assesses potential impairment to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. Should an impairment exist, the impairment loss would be measured based on the excess of the carrying value of the asset over the asset's fair value.

7. LOSS PER SHARE:

     Basic and diluted net loss per share is computed based on the weighted average number of common shares outstanding for the years and gives retroactive effect to the shares issued in the recapitalization. At December 31, 1999, 3,968,475 potential common shares resulting from exercise of outstanding options and warrants,

                         PREDICT IT INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1999

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) conversion of preferred stock or issuance of contingent shares are not included in the calculation of diluted net loss per share as their effect would be anti-dilutive.

8. STOCK-BASED COMPENSATION:

     The Company accounts for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Under the provisions of APB No. 25, compensation arising from the grant of stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

9. ADVERTISING EXPENSE:

     Advertising is expensed as incurred. Advertising expense amounted to approximately $263,000 and $23,000 for the years ended December 31, 1999 and 1998, respectively.

10. USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11. COMPREHENSIVE INCOME:

     The Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in stockholders' equity during a period from nonowner sources. Comprehensive loss for the periods presented is the same as net loss.

12. SEGMENT INFORMATION:

     The Company adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 requires public companies to report financial and descriptive information about their reportable operating segments. The Company identifies its operating segments based on how management internally evaluates separate financial information, business activities and management responsibility. The Company believes that its operations constitute a single, reportable segment.

NOTE C--ACQUISITION

     On June 30, 1999, the Company acquired Virtual Stock Exchange, Inc. ("VSE"), a company which develops and distributes interactive internet applications where users manage hypothetical stock portfolios and conduct mock trading. VSE's stockholders exchanged all of their outstanding common stock for 2,700,000 shares of the Company's common stock, including 500,000 shares to be held in escrow with 50% of such shares being released as early as January 2000 and the remaining shares to be released in January 2001, upon the Company attaining certain specified amounts of registered users and page views as of December 31, 1999 and/or December 31, 2000, respectively. If the milestones are not achieved, the shares will be returned to the Company and cancelled. The milestones as of December 31, 1999 were not achieved, however the entire 500,000 shares may be released based on attaining cumulative amounts of registered users as of December 31, 2000. The acquisition is being accounted for by the purchase method. The 2,200,000 shares issued in the acquisition have been valued at $.60 per share representing fair value based on the proceeds received on the issuance of shares in connection with the WDC transaction on April 28, 1999, which coincides with the time when the terms of the

                         PREDICT IT INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1999

NOTE C--ACQUISITION--(CONTINUED)
acquisition were agreed to. The 500,000 shares held in escrow to the extent issued will be accounted for as compensation based on the value of the shares issued at such dates. The accounts of VSE, including its results of operations, have been included in the accompanying financial statements from the date of acquisition.

     In connection with the acquisition, the Company entered into three-year employment agreements with two former stockholders of VSE which provide for aggregate annual base salaries of $150,000 and annual aggregate bonuses not to exceed $30,000. Effective as of March 1, 2000, the two former stockholders resigned from the Company.

     The $1,368,000 purchase price, including costs related to the acquisition, has been allocated as follows:

Cash............................................................................   $   13,949
Accounts receivable.............................................................        6,944
Computer equipment..............................................................       35,913
Registered user base............................................................    1,468,054
Other assets....................................................................        3,924
                                                                                   ----------
Total assets....................................................................    1,528,784
                                                                                   ----------
Accounts payable and accrued expenses...........................................       17,542
Capital lease obligations.......................................................       31,242
Notes payable--stockholders.....................................................      100,000
Accrued interest................................................................       12,000
                                                                                   ----------
Total liabilities...............................................................      160,784
                                                                                   ----------
                                                                                   $1,368,000
                                                                                   ==========

     The following unaudited pro forma information for the years ended December 31, 1999 and 1998 give effect to the acquisition as though it occurred at January 1, 1998 and reflects the effect of amortization of the acquired intangibles over a 3-year period and compensation under the employment agreement with two former stockholders of VSE.

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                    ----------------------------
                                                                                       1999             1998
                                                                                    -----------      -----------
Pro forma revenue................................................................   $   268,426      $    80,909
Pro forma net loss...............................................................   $(3,708,690)     $(1,149,133)
Pro forma net loss per share--basic and diluted..................................   $      (.37)     $      (.25)
Pro forma weighted average number of shares outstanding..........................     9,972,400 (a)  4,581,327(a)

------------------
(a) reflects the 2,200,000 shares issued in the acquisition as if issued on January 1, 1998

NOTE D--NOTES AND LOANS PAYABLE TO STOCKHOLDERS

[1] During 1998, the Company borrowed and repaid $60,000 from two of its stockholders at rates of 12%--15%. Interest expense related to such loans amounted to $3,000 in 1998. At December 31, 1999, the Company had outstanding loans payable to two stockholders in the amount of $100,000 at an interest rate of 8%. On March 3, 2000, the stockholders agreed to forgive the interest and have the loan repaid in four equal monthly installments of $25,000 beginning March 15, 2000. Interest expense on the loans for the year ended December 31, 1999 was $4,000.

[2] On December 8, 1999, the Company entered into loan agreements with certain existing stockholders and issued notes aggregating $1,000,000. The loan is for a one-year term with interest at 10% compounded annually. At the option of the holder, upon the first round of financing by the Company subsequent to the issuance of these notes, the notes or any portion of the notes may be converted into the securities offered in

                         PREDICT IT INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1999

NOTE D--NOTES AND LOANS PAYABLE TO STOCKHOLDERS--(CONTINUED) such financing. The number of securities received upon conversion will equal the dollar amount of principal and accrued interest divided by the offering price paid by other investors in such financing. Interest is payable semi-annually on June 8, 2000 and December 8, 2000 and is payable at the holder's option in shares of common stock valued at $1.60 per share.

     In connection with the loan agreements, the Company issued five year warrants to purchase an aggregate of 625,000 shares of common stock at $1.60 per share. The Company valued the warrants at $.74 per warrant based on a Black-Scholes pricing model. The resultant value of $464,000 has been accounted for as a debt discount and is being amortized to interest expense over the one-year term of the loans.

     In February and March 2000, the Company entered into agreements with stockholders for additional loans aggregating $1,300,000 under the same terms described above and issued warrants to purchase an aggregate of 812,500 shares of common stock at $1.60 per share.

     On April 14, 2000, the Company converted the $2,300,000 of loans into 230,000 shares of Series B Preferred Stock and warrants to purchase 230,000 shares of common stock (see Note I).

NOTE E--STOCK OPTIONS

     On April 28, 1999, upon completion of the merger with WDC, the Company adopted the 1999 Stock Option Plan which, is amended, provides for option grants to key employees, officers and consultants to purchase up to 3,000,000 shares of common stock at an exercise price not less than 85% of the fair market value on the grant date. The options, which will have maximum terms of ten years, may be either incentive stock options, which must be granted at no less than 100% of market value or nonstatutory options. The plan terminates after ten years.

     In October 1998 and January 1999, PIC granted options to purchase shares of Series B Preferred stock to two officers at exercise prices equivalent to the estimated fair value of the stock at date of grant. Upon the merger into WDC, the options were converted, based on the exchange ratio, into options to purchase 81,750 and 125,000 shares of the Company's common stock at exercise prices of $.245 and $.30 per share, respectively. The options for 125,000 shares, which expire in January 2004, are exercisable upon grant and the options for the 81,750 shares which expire in October 2003 become exercisable in three equal installments on July 19, 1999, 2000 and 2001. Additionally, in January 1999, one of such officers was granted an option by a major stockholder to purchase shares of Series B preferred stock, which upon the merger into WDC, was converted into an option to purchase 104,167 shares of the Company's common stock from such stockholder at an exercise price of $.245 per share. Compensation expense of $5,729 was charged to operations in connection with such grant.

     See Note H for additional grants of stock options.

     Activity related to stock options during the years ended December 31, 1999 and 1998, including options described in Note H, are as follows:

                                                                                  YEAR ENDED DECEMBER 31,
                                                                        -------------------------------------------
                                                                                1999                    1998
                                                                        ---------------------    ------------------
                                                                                     WEIGHTED              WEIGHTED
                                                                         NUMBER      AVERAGE     NUMBER    AVERAGE
                                                                           OF        EXERCISE      OF      EXERCISE
                                                                         SHARES       PRICE      SHARES     PRICE
                                                                        ---------    --------    ------    --------
Outstanding at beginning of year.....................................      81,750     $ 0.25
Granted..............................................................   1,761,725       2.05     81,750     $ 0.25
                                                                        ---------                ------
Outstanding at end of year...........................................   1,843,475       1.97     81,750       0.25
                                                                        =========                ======
Exercisable..........................................................     213,917       0.46
                                                                        =========

                         PREDICT IT INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1999

NOTE E--STOCK OPTIONS--(CONTINUED)
     As set forth in Note B [8], the Company applies APB No. 25 in accounting for its stock option incentive plans and, accordingly, recognizes compensation expense for the difference between the fair value of the underlying common stock and the exercise price of the option at the date of grant. Pro forma information regarding net income and earnings per share is required by SFAS 123 "Accounting for Stock-Based Compensation" determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The weighted average fair value of options granted in 1999 and 1998 was approximately $1.45 and $.17, respectively. Such fair value was determined using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%, volatility of 70%, risk free interest rates of 4.62%-5.88%, and expected lives of three to five years. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. Had the Company elected to recognize compensation expense based on SFAS 123, pro forma net loss and net loss per share for the years ended December 31, 1999 and 1998 would have been approximately $(3,727,000) and $(513,000) and $(.42) and $(.22), respectively.

NOTE F--INCOME TAXES

     The Company provides for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires deferred tax assets and liabilities to be recognized for the future tax consequences attributable to net operating loss carryforwards and for differences between the financial statement carrying amounts and tax bases of assets and liabilities. The Company is on a cash basis for tax purposes. Deferred tax assets are reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     The Company elected to be taxed as an S corporation under the Internal Revenue Code and accordingly, the Company was not subject to federal, state or local corporate income taxes as taxable income or loss flowed through directly to its stockholders. The Company terminated its S corporation status in August 1998 when it issued preferred stock and accordingly, effective at such time, the Company's income tax status was converted from a S corporation to that of a C corporation.

     As of December 31, 1999, the Company has a net operating loss carryforward of approximately $2,571,000 which expires in 2019, the utilization of which may be subject to limitations as a result of changes in stock ownership.

     The tax effects of significant items comprising the Company's net deferred tax assets and liability are as follows:

                                                                                                       DECEMBER 31,
                                                                                                          1999
                                                                                                       ------------
Deferred tax assets:
  Net operating loss carryforward...................................................................    $1,131,000
  Deferred compensation.............................................................................        94,000
  Excess of liabilities over assets resulting from use of cash basis for tax purposes...............       303,000
                                                                                                        ----------
                                                                                                         1,528,000
Deferred tax liability:
  Excess of book basis over tax basis of registered user base.......................................      (538,000)
                                                                                                        ----------
Net deferred assets.................................................................................       990,000
Less valuation allowance............................................................................      (990,000)
                                                                                                        ----------
                                                                                                        $        0
                                                                                                        ==========

                         PREDICT IT INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1999

NOTE F--INCOME TAXES--(CONTINUED)
     The following presents the income tax benefit and related increase in the valuation allowance. For the period prior to August 1998, when the Company was taxed as an S corporation, the amounts are pro forma as if the Company was taxable as a C corporation:

                                                                                                DECEMBER 31,
                                                                                           ----------------------
                                          1999                                               1998
----------------------------------------------------------------------------------------   ---------
Deferred:
  Federal...............................................................................   $(547,000)   $(142,000)
  State.................................................................................    (365,000)     (81,000)
                                                                                           ---------    ---------
       Total income tax benefit.........................................................    (912,000)    (223,000)
Valuation allowance.....................................................................     912,000      223,000
                                                                                           ---------    ---------
Income tax benefit......................................................................   $       0    $       0
                                                                                           =========    =========

NOTE G--PREFERRED STOCK

     The Board of Directors has the authority, without further action by the stockholders, to issue 5,000,000 shares of authorized preferred stock in one or more series and to fix the designation, powers, preferences, privileges and rights of such stock, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences. The 1,000,000 shares of Series A Preferred Stock, which were issued for $3,000,000 by WDC prior to the merger, has a liquidation preference of $3.00 per share or $3,000,000, is nonvoting, does not provide for any dividend and is convertible into 1,000,000 shares of common stock on a share for share basis.

NOTE H--COMMITMENTS

1. LEASE AGREEMENTS:

     The Company had two month-to-month agreements to sublease office space through September 1999.

     On July 6, 1999, the Company entered into a six year and two months lease for office space expiring August 2005 which provides for average monthly payments over the term of the lease of approximately $13,000. The Company also purchased equipment under capital leases which expire through 2002. At December 31, 1999, future minimum lease payments under the leases are as follows:

                                                                          OFFICE     CAPITAL
DECEMBER 31,                                                              SPACE       LEASES
----------------------------------------------------------------------   --------    --------
2000..................................................................   $145,707    $ 75,401
2001..................................................................    150,084      52,424
2002..................................................................    154,590       3,103
2003..................................................................    159,228
2004..................................................................    164,004
Thereafter............................................................    111,784
                                                                         --------    --------
                                                                         $885,397     130,928
                                                                         ========
Amount representing interest..........................................                 15,013
                                                                                     --------
Capital lease obligation..............................................                115,915
Current portion.......................................................                 64,142
                                                                                     --------
Long-term portion.....................................................               $ 51,773
                                                                                     ========

                         PREDICT IT INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1999

NOTE H--COMMITMENTS--(CONTINUED)
     At December 31, 1999, assets recorded under capital leases and related accumulated amortization amounted to approximately $137,000 and $17,000, respectively. Amortization of assets recorded under capital leases is included in depreciation expense.

     Rent expense was approximately $77,000 and $14,000 for the years ended December 31, 1999 and 1998, respectively. Other assets in the accompanying balance sheet include a security deposit for the lease of approximately $86,000. Prepaid expenses at December 31, 1999 includes approximately $36,000 of prepaid rent.

2. EMPLOYMENT AGREEMENTS:

     In May 1999, the Company executed a three year employment agreement with its President. The agreement provides for an annual salary of $140,000, subject to increases at the discretion of the Compensation Committee of the Board of Directors. The agreement also provides for a discretionary performance bonus as determined by the Board. In connection with the employment agreement, the Company granted options to the President to purchase 537,158 shares of common stock at an exercise price of $2.00 per share, which price was less than the market value on date of grant. The options vest in equal annual installments over three years and have anti-dilution protection. As a result of the anti-dilution protection, upon the consummation of the acquisition of VSE, the President was granted options to purchase an additional 168,006 shares of common stock at an exercise price of $2.62 per share. In addition, in August 1999, as a result of the Company's grant of stock options to employees, the President was granted options to purchase an additional 9,421 shares at an exercise price of $1.75 per share. All such options vest in equal annual installments over three years. Compensation expense of approximately $940,000 related to the option grant at $2.00 has been deferred and is being charged to operations ratably over the vesting period. Compensation expense charged to operations for the year ended December 31, 1999 was $182,778. In addition, the President was granted five year performance based options to purchase 214,879 shares of common stock of the Company at an exercise price of $3.75 per share. Vesting of the options occurs as to 50% on May 1, 2000 and 50% on May 1, 2001 based on the number of registered users and page views exceeding certain targets by such dates.

     On June 9, 1999, the Company entered into a three-year employment agreement with an employee which, as amended, provides for an annual base salary of $130,000 and an annual bonus not to exceed $20,000. In addition, the employee was granted an option to purchase 100,000 shares of common stock at an exercise price of $2.30. The option will vest in equal annual installments over three years.

3. CONSULTING AND OTHER AGREEMENTS:

     On April 28, 1999, the Company entered into an agreement with the Company's current Chairman (formerly the President and Chief Executive Officer), in connection with his resignation. The agreement provides for payments aggregating $62,500 and also provides for an option to purchase 100,000 shares of common stock at $.60 per share which exercise price represented the fair value of the common stock at date of grant. Accordingly, the option, which was granted for services to be rendered as Chairman, did not result in a charge to operations for the year ended December 31, 1999. The option vests quarterly through May 2000.

     On May 1, 1999, the Company executed a two year consulting agreement with Verus Capital Inc. ("Verus"), a stockholder of the Company, to provide business advisory and consulting services for a monthly fee of $10,000. Consulting fees of $80,000 were charged to operations for the year ended December 31, 1999.

4. LICENSE AND PROMOTION AGREEMENT:

     In November 1999, the Company entered into a three year agreement with an on-line content provider (the "provider"). The Company will design, produce, host, operate, maintain and support three different versions of the Company's website on behalf of the provider. The provider will then sell advertising on the co-branded versions. The agreement provides for the Company to make annual payments to the provider of $250,000. The

                         PREDICT IT INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1999

NOTE H--COMMITMENTS--(CONTINUED)
payments are being accounted for as deferred promotion expenses and are being amortized over a twelve-month period. The Company shall receive net advertising revenue, as defined, generated in association with the agreement up to the $250,000 (the "annual recoupment") during the twelve-month periods immediately following the launch. If the net advertising revenue satisfies the annual recoupment during any of the twelve-month periods, the parties will share net advertising revenue on a 50/50 basis until the next anniversary of the launch date. In addition, the provider will promote the co-branded website within its network over the three year term. The agreement also provides for the Company to pay expenses related to the marketing platform outside of the provider's network up to a maximum of $250,000 over the three year term.

NOTE I--SUBSEQUENT EVENTS

     In January 2000, the Company agreed to settle with a consultant for development work performed to launch Version 3 of the Company's website, which services were performed in 1999. The Company issued 178,954 shares of its common stock in full settlement of amounts owed to the consultant. The value of the shares, amounting to approximately $247,000 ($1.38 per share) based on a 30 day average of the Company's closing market price, will be included in capitalized software costs.


     In March 2000, the Company entered into an agreement with China Interactive Media Group ("CIMG") to establish an on-line prediction company to be known as Predict It China (the "Venture"). Under the terms of the agreement, CIMG will provide initial financing, management and operating infrastructure for the Venture while the Company will license its proprietary technology and intellectual capital to the Venture in exchange for a royalty of 10% of future revenue earned by the Venture. The Company will have a 30% initial ownership in the Venture. No initial capital contribution is required from either venturer. The Venture's losses will be funded and charged to CIMG and any future profits will be credited to CIMG to the extent of previous losses incurred with any remaining profits earned 30% by the Company and 70% by CIMG.


     In March 2000, the Company commenced an offering of up to 80 Units (a minimum of 40 Units), each Unit consisting of 10,000 shares of Series B convertible preferred stock ("Series B Stock"), having a stated value of $10.00 per share and seven-year warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $1.50 per share, subject to certain adjustments. The purchase price per Unit is $100,000. Each share of Series B Stock is convertible at any time into 10 shares of common stock, subject to certain anti-dilution protection, entitled to one vote for each share of common stock issuable upon conversion and has a liquidation value of $30.00 per share ranking pari passu with the Company's Series A preferred stock. The Series B Stock will automatically convert into common stock upon the occurrence of certain events, including a public offering of the Company's securities. On April 14, 2000, the Company completed the offering of 43 units of which, 23 units were issued upon conversion of $2,300,000 in loans and 20 units were sold for net proceeds of approximately $1,684,000.

     On April 3, 2000, the Company increased the number of authorized common shares from 25,000,000 to 75,000,000 and the number of preferred shares from 5,000,000 to 10,000,000.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Virtual Stock Exchange, Inc.
New York, New York

We have audited the accompanying balance sheet of Virtual Stock Exchange, Inc. as of December 31, 1998 and the related statements of operations, changes in stockholders' equity (capital deficiency) and cash flows for the year then ended and for the period from January 7, 1997 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Virtual Stock Exchange, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year then ended and for the period from January 7, 1997 (inception) through December 31, 1997 in conformity with generally accepted accounting principles.

Richard A. Eisner & Company, LLP
New York, New York
July 27, 1999

                          VIRTUAL STOCK EXCHANGE, INC.
                                 BALANCE SHEETS

                                                                                       DECEMBER 31,       JUNE 30,
                                                                                           1998              1999
                                                                                       ---------------    -----------
                                                                                                          (UNAUDITED)
                                       ASSETS
Current assets:
  Cash..............................................................................      $  39,570        $  13,949
  Accounts receivable, net..........................................................         16,532            6,944
                                                                                          ---------        ---------
  Total current assets..............................................................         56,102           20,893
  Capitalized software costs, net of accumulated amortization of $13,500 and
     $18,000........................................................................          4,500
  Computer equipment, net of accumulated depreciation of $3,281 and $9,220..........         19,374           35,913
  Other assets......................................................................          3,647            3,924
                                                                                          ---------        ---------
                                                                                          $  83,623        $  60,730
                                                                                          =========        =========
                         LIABILITIES AND CAPITAL DEFICIENCY
Current liabilities:
  Accounts payable and accrued expenses.............................................      $   1,303        $  17,542
  Accrued interest..................................................................                          12,000
  Capitalized lease obligation--current portion.....................................          6,187           13,529
                                                                                          ---------        ---------
  Total current liabilities.........................................................          7,490           43,071
  Capitalized lease obligation......................................................          6,964           17,713
  Notes payable--stockholders.......................................................        100,000          100,000
  Accrued interest..................................................................          8,000
                                                                                          ---------        ---------
                                                                                            122,454          160,784
                                                                                          ---------        ---------
Commitments
Capital deficiency:
  Common stock, $10 par value, 1,500 shares authorized, 100 shares in 1998 and 107
     shares in 1999 issued and outstanding..........................................          1,000            1,070
  Additional paid-in capital........................................................         17,000          103,284
  Accumulated deficit...............................................................        (56,831)        (204,408)
                                                                                          ---------        ---------
                                                                                            (38,831)        (100,054)
                                                                                          ---------        ---------
                                                                                          $  83,623        $  60,730
                                                                                          =========        =========

                       See notes to financial statements

                          VIRTUAL STOCK EXCHANGE, INC.
                            STATEMENTS OF OPERATIONS

                                                       JANUARY 7, 1997
                                                       (INCEPTION)                              SIX MONTHS ENDED
                                                         THROUGH          YEAR ENDED               JUNE 30,
                                                       DECEMBER 31,       DECEMBER 31,    ----------------------------
                                                           1997              1998             1998             1999
                                                       ---------------    ------------    ---------------    ---------
                                                                                                  (UNAUDITED)
Revenue:
  User fees.........................................      $  19,149         $ 16,461         $  15,082       $   7,097
  Advertising.......................................                          50,736            10,949          59,093
                                                          ---------         --------         ---------       ---------
                                                             19,149           67,197            26,031          66,190
                                                          ---------         --------         ---------       ---------
Costs and expenses:
  Site development/maintenance......................         25,305           49,460            35,504         167,027
  Selling, general and administrative...............         10,663           48,981            16,032          39,451
  Interest expense, net.............................          2,000            6,768             2,000           7,288
                                                          ---------         --------         ---------       ---------
                                                             37,968          105,209            53,536         213,766
                                                          ---------         --------         ---------       ---------
Net loss............................................      $ (18,819)        $(38,012)        $ (27,505)      $(147,576)
                                                          =========         ========         =========       =========

                          VIRTUAL STOCK EXCHANGE, INC.
       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

                                                              COMMON STOCK
                                                             PAR VALUE $10      ADDITIONAL
                                                            ----------------     PAID-IN
                                                            SHARES    AMOUNT     CAPITAL       DEFICIT       TOTAL
                                                            ------    ------    ----------    ---------    ---------
Issuance of common stock for services....................     100     $1,000     $ 17,000                  $  18,000
  Net loss for the period January 7, 1997 (inception)
     through December 31, 1997...........................                                     $ (18,819)     (18,819)
                                                             ----     ------     --------     ---------    ---------
Balance at December 31, 1997.............................     100     1,000        17,000       (18,819)        (819)
  Net loss for the year ended December 31, 1998..........                                       (38,012)     (38,012)
                                                             ----     ------     --------     ---------    ---------
Balance at December 31, 1998.............................     100     1,000        17,000       (56,831)     (38,831)
Issuance of common stock for services....................       7        70        86,284                     86,354
  Net loss for the six months ended June 30, 1999........                                      (147,577)    (147,577)
                                                             ----     ------     --------     ---------    ---------
Balance at June 30, 1999 (unaudited).....................     107     $1,070     $103,284     $(204,408)   $(100,054)
                                                             ====     ======     ========     =========    =========

                       See notes to financial statements

                          VIRTUAL STOCK EXCHANGE, INC.
                            STATEMENTS OF CASH FLOWS

                                                           JANUARY 7, 1997
                                                           (INCEPTION)                           SIX MONTHS ENDED
                                                             THROUGH           YEAR ENDED            JUNE 30,
                                                           DECEMBER 31,        DECEMBER 31,    ---------------------
                                                               1997               1998           1998        1999
                                                           ----------------    ------------    --------    ---------
                                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net loss..............................................       $(18,819)         $(38,012)     $(27,505)   $(147,576)
     Adjustments to reconcile net loss to net cash used
       in operating activities:
     Depreciation and amortization......................          4,969            11,812         5,906       10,438
     Issuance of common stock for services..............                                                      86,354
     Changes in:
       Accounts receivable..............................                          (16,532)       (5,497)       9,588
       Other assets.....................................                           (3,647)       (2,840)        (277)
       Accrued expenses and accrued interest............          2,625             6,678         4,042       20,239
                                                               --------          --------      --------    ---------
Net cash used in operating activities...................        (11,225)          (39,701)      (25,894)     (21,234)
                                                               --------          --------      --------    ---------
Cash flows from investing activities:
  Purchase of computer equipment........................         (2,414)           (6,242)
                                                               --------          --------
Cash flows from financing activities:
  Loans from stockholders...............................         50,000            50,000
  Repayments on capital lease obligations...............                             (848)                    (4,387)
                                                                                 --------                  ---------
Net cash provided by financing activities...............         50,000            49,152                     (4,387)
                                                               --------          --------                  ---------
Net increase (decrease) in cash.........................         36,361             3,209       (25,894)     (25,621)
Cash--beginning of period...............................                           36,361        36,361       39,570
                                                                                 --------      --------    ---------
Cash--end of period.....................................       $ 36,361          $ 39,570      $ 10,467    $  13,949
                                                               ========          ========      ========    =========
Supplemental disclosure of cash flow information:
  Interest paid during the period.......................                         $    768
Supplemental disclosures of noncash investing and
  financing activities:
  Issuance of common stock for services.................       $ 18,000                                    $  86,354
  Purchase of equipment through capital lease...........                         $ 13,999                  $  22,478

                       See notes to financial statements

                          VIRTUAL STOCK EXCHANGE, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
      (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND FOR THE PERIODS ENDED

                 JUNE 30, 1999 AND JUNE 30, 1998 IS UNAUDITED)

NOTE A--THE COMPANY AND OPERATIONS

     Virtual Stock Exchange, Inc. ("VSE"), which was formed in January 1997, develops and distributes interactive internet application where individuals create and manage hypothetical stock portfolios, conduct mock trading, and compete with other members for prize money based on their portfolio performance. The web site also provides quotes and research on U.S. financial markets through links to other sites and provides a forum for individuals to exchange ideas with other members on a variety of investment topics.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. REVENUE RECOGNITION:

     The Company offers a basic service which, starting in 1998, is free to users. In addition, starting in 1998, the Company offers users a premium service as an upgrade to the basic service, for a monthly user fee. User fees are recognized as revenue pro rata over the subscription period.

     Advertising revenue is earned from both fixed fee arrangements and fees based on the number of occasions a user views an advertisement ("impression"). Revenues under fixed fee arrangements, which provide for ads being shown month-to-month are recognized in the month the ads are exhibited. Revenue based on number of impressions is recognized at the time the guaranteed number of impressions occur, and thereafter in the period the impressions occur.

2. COMPUTER EQUIPMENT:

     Computer equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over an estimated useful life of three years.

3. SOFTWARE COSTS:

     In accordance with Statement of Position 98-1, of the American Institute of Certified Public Accountants "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" issued in March 1998 and adopted by the Company, qualifying costs incurred during the application development stage, consisting of external direct costs of materials and services incurred and payroll and related benefits for employees who devoted time in connection with obtaining or developing internal use software were capitalized. All other costs incurred in connection with internal use software are expended as incurred. Capitalized software costs are being amortized on a straight-line basis over an estimated useful life of two years.

     Amortization expense for the year ended December 31, 1998 and the period from January 7, 1997 through December 31, 1997 was approximately $9,000 and $4,500, respectively and has been included in site development/maintenance in the accompanying financial statements. Amortization expense for the six months ended June 30, 1999 and 1998 was $4,500 for each period.

4. USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

5. UNAUDITED FINANCIAL STATEMENTS:

     The financial information presented as of June 30, 1999 and for the six-month periods ended June 30, 1999 and 1998 is unaudited, but in the opinion of management contains all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of such financial information. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

                          VIRTUAL STOCK EXCHANGE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1998
      (INFORMATION WITH RESPECT TO JUNE 30, 1999 AND FOR THE PERIODS ENDED
                 JUNE 30, 1999 AND JUNE 30, 1998 IS UNAUDITED)

NOTE C--RELATED PARTY TRANSACTIONS

     The Company borrowed an aggregate of $108,000 from its founders at an interest rate of 8% per annum. Interest expense related to such loans amounted to $2,000 (1997), $6,000 (1998), $2,000 (6 months--1998) and $4,000 (6 months--1999). Interest is payable semi-annually beginning January 1, 2000 and the principal is due on June 1, 2002.

NOTE D--LEASE AGREEMENT

     The Company had a lease for office space that expired on June 30, 1999. The Company is continuing to lease the space on a month to month basis. Rent expense was approximately none (1997), $7,000 (1998), $2,000 (6 months--1998) and $4,000
(6 months--1999). Other assets in the accompanying balance sheets include security deposits for the leases of $3,647.

NOTE E--OBLIGATION UNDER CAPITAL LEASE

     Minimum future lease payments under a capital lease agreement for each of the remaining years and in the aggregate are:

                                                                       DECEMBER 31,    MARCH 31,
                                                                          1998           1999
                                                                       ------------    ---------
1999................................................................     $  9,690
2000................................................................        8,075       $20,220
2001................................................................                     12,948
2002................................................................                      6,611
                                                                         --------       -------
Total minimum lease payments........................................       17,765        39,779
Less amounts representing interest..................................        4,614         8,537
                                                                         --------       -------
Present value of minimum lease payments.............................       13,151        31,242
Less current portion of capital lease obligation....................        6,187        13,529
                                                                         --------       -------
Capital lease obligation, noncurrent................................     $  6,964       $17,713
                                                                         ========       =======

     Interest expense on capital lease obligations was approximately $1,000 for the year ended December 31, 1998 and $3,000 for the six months ended June 30, 1999.

NOTE F--INCOME TAXES

     The Company has elected to be taxed as an S corporation for federal and state income tax purposes. The Company is subject to New York City corporate income tax. Federal and state income taxes on the Company's income are the responsibility of the individual stockholders.

NOTE G--SUBSEQUENT EVENT

     On June 30, 1999, VSE was acquired by Predict It Inc.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31,
1999.



     The unaudited pro forma statement of operations for the year ended
December 31, 1999 is presented as if the acquisition of Virtual Stock Exchange, Inc. ("VSE"), which was acquired on June 30, 1999 in a transaction accounted for as a purchase, occurred at the beginning of the period presented. The pro forma statement has been prepared based on the audited and unaudited financial statements of the Company and VSE, which are included elsewhere in this Registration Statement. These pro forma financial statement is not intended to be indicative of the results that would have occurred on the date indicated or which may be realized in the future.

                                PREDICT IT INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999

                                                                              VIRTUAL
                                                                               STOCK                           ADJUSTED
                                                         PREDICT IT INC.    EXCHANGE, INC.     PRO FORMA      PRO FORMA
                                                          HISTORICAL        HISTORICAL(1)     ADJUSTMENTS    CONSOLIDATED
                                                         ---------------    --------------    -----------    ------------
Revenue:
  User fees...........................................     $     4,519        $    7,097                     $     11,616
  Advertising.........................................         174,517            59,093                          233,610
                                                           -----------        ----------                     ------------
                                                               179,036            66,190                          245,226
                                                           -----------        ----------                     ------------
Costs and expenses:
  Site development/maintenance........................         406,778           167,027                          573,805
  Selling, general and administrative.................       2,786,164            39,451      $    57,000(b)    2,882,615
  Amortization of acquired intangible.................         244,676                            244,676(a)      489,352
  Interest expense (income)...........................             856             7,288                            8,144
                                                           -----------        ----------      -----------    ------------
                                                             3,438,474           213,766          301,676       3,953,916
                                                           -----------        ----------      -----------    ------------
Net loss..............................................     $(3,259,438)       $ (147,576)     $  (301,676)   $ (3,708,690)
                                                           ===========        ==========      ===========    ============
Net loss per share....................................     $     (0.37)                                      $      (0.37)
                                                           ===========                                       ============
Weighted average number of shares outstanding.........       8,872,400                                          9,972,400(c)
                                                           ===========                                       ============

------------------
(1) For period from January 1, 1999 through June 30, 1999.

                                PREDICT IT INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

     (a) Represents amortization expense of intangible resulting from the acquisition, which is being amortized over a period of 3 years.

     (b) Represents the impact of employment agreements with two former stockholders of VSE entered into upon consummation of the acquisition.

     (c) Does not include 500,000 shares held in escrow which are issuable to former VSE stockholders upon certain conditions being met.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant's articles of incorporation eliminate the personal liability of directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Delaware law. The registrant's articles of incorporation and by-laws provide that the registrant shall indemnify its officers and directors to the extent permitted by Delaware law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Delaware General Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise. The Company also has insurance policies which covers acts by directors and officers of the Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses, payable in connection with the sale of the common stock being registered hereby. Except for the Commission's registration fee, all expenses are estimated.

ITEM                                                            AMOUNT
-----------------------------------------------------------   -----------
Registration fees..........................................   $  5,348.09
Printing and engraving expenses............................   $ 80,000.00
Legal fees and expenses....................................   $100,000.00
Auditors' accounting fees and expenses.....................   $100,000.00
                                                              -----------
Miscellaneous expenses.....................................   $ 14,651.91
                                                              -----------
  Total....................................................   $300,000.00
                                                              ===========

     In addition, holders of the shares being registered under this registration statement will be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of the shares offered.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On April 14, 2000, certain accredited investors and existing stockholders purchased 43 units consisting of an aggregate of 430,001 shares of Series B Preferred Stock, convertible into 4,300,010 shares of common stock, and warrants to purchase an aggregate of 4,300,000 shares of our common stock for a total of $4,300,000. The warrants have an exercise price of $1.50 per share. Of these units, 23 units were issued to Dawntreader Fund I LP, Commonwealth Associates, L.P., Falk Family Foundation, Michael Falk, Asia World Holdings Ltd., Ed Shea, Robert Priddy, Robert O'Sullivan Family Trust, Keith Rosenbloom and Robert H. Lessin Venture Capital LLC, existing security holders, as a result of the conversion of their notes totalling $2,300,000. In connection with these issuances of shares and warrants to accredited investors and existing stockholders, we relied on the statutory exemptions provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder, because these issuances did not involve public offerings.

     On March 15, 2000, certain accredited investors made a bridge loan to us in the aggregate amount of $1,000,000. The loan was evidenced by one-year promissory notes in the aggregate amount of $1,000,000, plus interest, which shall accrue at a rate of 10% per year, compounded annually. In conjunction with the bridge loan, we issued warrants to purchase an aggregate of 625,000 shares of our common stock at an exercise price of $1.60 per share. In connection with these issuances of warrants to existing stockholders, we relied on the statutory exemptions provided by Section 4(2) of the Securities Act of 1933, because these issuances did not involve public offerings.

     On February 18, 2000, we issued to Andrew P. Merkatz, our President and Chief Executive Officer, an option to purchase 62,500 shares of our common stock at an exercise price of $1.38 per share. In connection with the issuance of this stock option to our President and Chief Executive Officer, we relied on the statutory exemption provided by Section 4(2) of the Securities Act of 1933, because this issuance did not involve a public offering. In connection with the issuance of this stock option to our President and Chief Executive Officer, we relied on the statutory exemptions provided by Section 4(2) of the Securities Act of 1933, because this issuance did not involve public offerings.

     On February 14, 2000, Dawntreader Fund I LP, an existing shareholder, made a bridge loan to us in the amount of $300,000. The loan was evidenced by a one-year promissory note in the amount of $300,000, plus interest, which shall accrue at the rate of 10% per year, compounded annually. In conjunction with the bridge loan, we issued warrants to purchase an aggregate of 187,500 shares of our common stock at an exercise price of $1.60 per share. In connection with these issuances of warrants to existing stockholders, we relied on the statutory exemptions provided by Section 4(2) of the Securities Act of 1933, because these issuances did not involve public offerings.

     On January 20, 2000, we issued to each of Lee Nesser and Sherri Holloway, employees, options to purchase 25,000 shares of our common stock at an exercise price of $1.375 per share. In addition, we issued to Justin Model, an employee, an option to purchase 20,000 shares of our common stock at an exercise price of $1.375 per share. We also issued to each of Kristina Frantz, John Pavlakis, Abraham Liu and Helene Kim, employees, options to purchase 15,000 shares of our common stock at an exercise price of $1.375 per share. We also issued to Yitzchok Aaronson, an employee, an option to purchase 7,500 shares of our common stock at an exercise price of $1.375 per share. We also issued to Nomi Altabef, an employee, an option to purchase 5,000 shares of our common stock at an exercise price of $1.375 per share. Furthermore, we issued to Deborah Margulies, an employee, an option to purchase 10,000 shares or our common stock at an exercise price of $1.375 per share. In connection with the issuances of these stock options, we relied on the statutory exemptions provided by Section 4(2) of the Securities Act of 1933, because these issuances did not involve public offerings.

     In January 2000, we issued to Vision Consulting International Inc., one of our vendors, 178,954 shares of common stock in exchange for services rendered. In connection with this issuance, we relied upon the statutory exemptions provided by Section 4(2) of the Securities Act of 1933, because this issuance did not involve a public offering.

     On December 8, 1999, we issued to Keith Rosenbloom, who was serving as a director at such time and who is an existing shareholder, and various other existing stockholders, including Dawntreader Fund I LP, Robert O'Sullivan, Falk Family Foundation, Michael Falk, Commonwealth Associates, L.P., Robert Priddy and Asia World Holdings Ltd., immediately exercisable warrants to purchase an aggregate of 625,000 shares of our common stock at an exercise price of $1.60 per share. In connection with the issuances of these stock options to one of our former directors and certain existing stockholders, we relied on the statutory exemptions provided by Section 4(2) of the Securities Act of 1933, because these issuances did not involve public offerings.

     On November 19, 1999, we issued to Andrew P. Merkatz, our President and Chief Executive Officer, an option to purchase 15,971 shares of our common stock at an exercise price of $2.00 per share. We also issued to Harry Charles, an employee, an option to purchase 15,000 shares of our common stock at an exercise price of $2.00 per share. In addition, we issued to Kossi Kpante, an employee, an option to purchase 20,000 shares of our common stock at an exercise price of $2.00 per share. In connection with the issuances of these stock options to our employees, we relied on the statutory exemptions provided by Section 4(2) of the Securities Act of 1933, because these issuances did not involve public offerings.

     On October 15, 1999, we issued to Kenneth Su, an employee, an option to purchase 20,000 shares of our common stock at an exercise price of $1.50 per share. In connection with the issuance of this stock option to an employee, we relied on the statutory exemptions provided by Section 4(2) of the Securities Act of 1933, because this issuance did not involve a public offering.

     On October 14, 1999, we issued to Vision Consulting International Inc., one of our vendors, 103,448 shares of our common stock in exchange for services rendered. In connection with this issuance we relied upon the statutory exemptions provided by Section 4(2) of the Securities Act of 1933, because this issuance did not involve a public offering.

     On September 27, 1999, we issued to Desmond Glass, our Corporate Controller, an option to purchase 70,000 shares of our common stock at an exercise price of $1.50 per share. We also issued to Drew Ruscil, an employee, an option to purchase 35,000 shares of our common stock at an exercise price of $1.50 per share. In addition, on September 27, 1999, we issued to each of Bill Levine, Brian Stack and Geordie Pace, all employees, options to purchase 15,000 shares of our common stock at an exercise price of $1.50 per share. Furthermore, on

September 27, 1999, we issued to each of Jihan Kim and Miranda Langan, both employees, options to purchase 10,000 shares of our common stock at an exercise price of $1.50 per share. Finally, on September 27, 1999, we issued to each of Waisum Tam and Brendan McGovern, both employees, options to purchase 5,000 shares of our common stock at an exercise price of $1.50 per share. In connection with the issuances of these stock options to our employees, we relied on the statutory exemptions provided by Section 4(2) of the Securities Act of 1933, because these issuances did not involve public offerings.

     On August 18, 1999, we issued to Andrew P. Merkatz, our President and Chief Executive Officer, an option to purchase 9,421 shares of our common stock at an exercise price of $1.75 per share. In connection with the issuance of this stock option to our President and Chief Executive Officer, we relied on the statutory exemption provided by Section 4(2) of the Securities Act of 1933, because this issuance did not involve a public offering.

     On July 27, 1999, we issued to Miranda Langan, an employee, an option to purchase 30,000 shares of our common stock at an exercise price of $2.00 per share. On July 27, 1999, we also issued to Alana Oldham, an employee, an option to purchase 120,000 shares of our common stock at an exercise price of $2.00 per share. In addition, on July 27, 1999, we issued to Joanne Van Wranken, an employee, an option to purchase 4,000 shares of our common stock at an exercise price of $2.00 per share. Finally, on July 27, 1999, we issued to Peter Norris, an employee, an option to purchase 25,000 shares of our common stock at an exercise price of $2.00 per share. In connection with the issuances of these stock options to our employees, we relied on the statutory exemption provided by
Section 4(2) of the Securities Act of 1933, because these issuances did not involve public offerings.

     On June 30, 1999, we acquired Virtual Stock Exchange, Inc. from its 3 stockholders, and in exchange for the business of Virtual Stock Exchange, we issued to them an aggregate of 2,700,000 shares of our common stock. In connection with private exchange of our common stock for a privately-held business, we relied on the statutory exemption provided by Section 4(2) of the Securities Act of 1933, because these issuances did not involve public offerings.

     On June 30, 1999, we issued to Andrew P. Merkatz, our President and Chief Executive Officer, an option to purchase 168,006 shares of our common stock at an exercise price of $2.62 per share. In connection with the issuance of this stock option to our President and Chief Executive Officer, we relied on the statutory exemption provided by Section 4(2) of the Securities Act of 1933 because this issuance did not involve a public offering.

     On June 24, 1999, we issued to Robert Jacobs, an employee, an option to purchase 27,250 shares of our common stock at an exercise price of $2.30 per share. On June 24, 1999, we also issued to Brendan McGovern, an employee, an option to purchase 10,000 shares of our common stock at an exercise price of $2.30 per share. In addition, on June 24, 1999, we issued to Geordie Pace, an employee, an option to purchase 100,000 shares of our common stock at an exercise price of $2.30 per share. Finally, on June 24, 1999, we issued to Jihan Kim, an employee, an option to purchase 40,000 shares of our common stock at an exercise price of $2.30 per share. In connection with the issuances of these stock options to our employees, we relied on the statutory exemption provided by
Section 4(2) of the Securities Act of 1933, because these issuances did not involve public offerings.

     On April 28, 1999, we completed a merger with Predict It Corp. pursuant to which we acquired the business of Predict It Corp. In connection with the merger, we converted all of the outstanding capital stock of Predict It Corp. into an aggregate of 5,000,000 shares of our common stock. In connection with the exchange of Predict It Corp. stock, we relied on the statutory exemption provided by Section 4(2) of the Securities Act of 1933, because these issuances did not involve public offerings. On April 28, 1999, we completed an offering of 1,000,000 shares of our Series A Preferred Stock to several institutional investors. We raised $3,000,000 from that offering, which was made pursuant to the exemption from registration provided by Rule 506 of Regulation D, promulgated under the Securities Act of 1933 as an offering solely to accredited investors not involving any public offering.

     On March 4, 1999, we completed an offering of 713,600 shares of our common stock to several institutional investors. We raised $7,136 from that offering which was made pursuant to the exemption from registration provided by Rule 504 of Regulation D, promulgated under the Securities Act of 1933 as an offering solely to accredited institutional investors not involving any public offering.

     On February 25, 1999, we completed an offering of 25,000 shares of our common stock to 2 individuals and 1 entity in return for consulting services provided to us. The offering was made pursuant to the exemption from registration provided by Rule 504 of Regulation D, promulgated under the Securities Act of 1933 as an offering solely to accredited investors not involving any public offering.

     On February 19, 1999, we completed an offering of 3,006,400 shares of our common stock to several institutional investors. We raised $30,064 from that offering which was made pursuant to the exemption from registration provided by Rule 504 of Regulation D, promulgated under the Securities Act of 1933 as an offering solely to institutional accredited investors not involving any public offering.

     On January 11, 1999, our predecessor, Predict It Corp., issued to Tom Courts, our former President and Chief Executive Officer, an option to purchase 22,458 shares of Series B Preferred Stock at an exercise price of $1.6697 per share. In connection with the issuance of this stock option to our former President and Chief Executive Officer, we relied on the statutory exemption provided by Section 4(2) of the Securities Act of 1933, because the issuance did not involve a public offering. In connection with the reverse acquisition of Predict It Corp., the option was converted into an option to acquire 125,000 shares of our common stock at an exercise price of $.30 per share. The option is exercisable at any time and expires on January 11, 2004.

     On October 3, 1998, Predict It Corp. issued to Robert Jacobs, an employee, an option to purchase 14,678 shares of Series B Preferred Stock at an exercise price of $1.3636 per share. In connection with the issuance of this stock option to an employee, we relied on the statutory exemption provided by Section 4(2) of the Securities Act of 1933, because the issuance did not involve a public offering. In connection with the reverse acquisition of Predict It Corp., the option was converted into an option to acquire 81,750 shares of our common stock at an exercise price of $.245 per share. The option is exercisable in three equal amounts on each of July 19, 1999, July 19, 2000 and July 19, 2001.

     On January 15, 1996, we issued 255,000 shares of our common stock to the three original members of the Board of Directors. We raised $255 from that issuance. In connection with the original issuance of stock to our initial Board members, we relied on the statutory exemption provided by Section 4(2) of the Securities Act of 1933, because these issuances did not involve public offerings.

ITEM 27. EXHIBITS.

     The following exhibits are filed as part of this registration statement:


EXHIBIT
NUMBER                                           DESCRIPTION OF DOCUMENT
-------  -------------------------------------------------------------------------------------------------------
  2.1    Agreement and Plan of Merger by and between Predict It Corp. and WDC Development, Inc.*
  2.2    Agreement and Plan of Merger and Reorganization by and among the Registrant, PII Acquisition Corp.,
         Virtual Stock Exchange, Inc., Gary Cheng, Howard Yen and Scott Appleby.*
  3.1    Certificate of Incorporation of the Registrant, as amended.*
  3.2    By-Laws of the Registrant.*
  4.1    Certificate of Designation of Series A Preferred Stock.*
  4.2    Specimen of Registrant's Common Stock.*
  4.3    Registration Rights Agreement by and among the Registrant, Gary Cheng, Howard Yen and Scott Appleby.*
  4.4    Form of Promissory Note, dated December 8, 1999, February 14, 2000 and March 15, 2000.*
  4.5    Form of Warrant, dated December 8, 1999, February 14, 2000 and March 15, 2000.*
  4.6    Certificate of Designation of Series B Preferred Stock.*
  4.7    Unit Purchase Option to Commonwealth Associates, L.P.*
  5.1    Opinion and Consent of Camhy Karlinsky & Stein LLP.*
 10.1    1999 Stock Option Plan, as amended.*
 10.2    Employment Agreement between Registrant and Andrew Merkatz.*
 10.3    Employment Agreement between Registrant and Howard Yen.*
 10.4    Transition Agreement between Registrant and Tom Courts.*
 10.5    Employment Agreement between Registrant and Gary Cheng.*
 10.6    Employment Agreement between Registrant and Geordie Pace.*
 10.7    Agreement by and between the Registrant and Vision Consulting International Inc.*
 10.8    License and Promotion Agreement by and between Registrant and SportsLine USA, Inc.***

EXHIBIT
NUMBER                                           DESCRIPTION OF DOCUMENT
-------  -------------------------------------------------------------------------------------------------------
 10.9    License Agreement by and between Registrant and Predict It China, LLC**
 10.10   Form of Subscription Agreement by and between Registrant and the subscribers of units.*
 10.11   Limited Liability Company Agreement by and between the Registrant and China Interactive Media Group,
         LLC.
 23.1    Consent of Camhy Karlinsky & Stein LLP.**
 23.2    Consent of Richard A. Eisner & Company, LLP.**
 24      Power of Attorney.*



------------------
  * previously filed
 ** filed herewith
*** Filed herewith. Certain portions of this exhibit have been omitted herein and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment of the redacted portions.


ITEM 28. UNDERTAKINGS.

     1. To file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any additional or changed material information on the plan of distribution.

     2. That, for the purpose of determining liability under the Securities Act or 1933, it shall treat each post-effective amendment as a new registration statement of the securities offered, and treat the offering of the securities at that time as an initial bona fide offering.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

     To the extent that indemnification for liabilities arising under the Securities Act or 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the provisions described in Item 15, or otherwise, the company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     In the event a claim for indemnification against such liabilities, other than the payment by the company of expenses incurred or paid by a director, officer of controlling person of the company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person the shares being registered hereby, the company will, unless, in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by the company against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 15TH DAY OF MAY 2000.


                                          PREDICT IT INC.

                                          By: /s/ ANDREW P. MERKATZ
                                             -------------------------------
                                                     Andrew P. Merkatz
                                               President and Chief Executive
                                                         Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                        TITLE                             DATE
------------------------------------------  -----------------------------------------------   ---------------

          /s/ ANDREW P. MERKATZ             President and Director (Principal Executive       May 15, 2000
------------------------------------------  Officer)
            Andrew P. Merkatz

            /s/ DESMOND GLASS               Corporate Controller (Principal Accounting        May 15, 2000
------------------------------------------  Officer)
              Desmond Glass

           /s/ ANDREW WEISSMAN*             Director                                          May 15, 2000
------------------------------------------
             Andrew Weissman

             /s/ AJMAL KHAN*                Director                                          May 15, 2000
------------------------------------------
                Ajmal Khan

              /s/ CAROL LEE*                Director                                          May 15, 2000
------------------------------------------
                Carol Lee

          /s/ ANDREW P. MERKATZ
------------------------------------------
          * BY POWER OF ATTORNEY

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                           DESCRIPTION OF DOCUMENT
------   --------------------------------------------------------------------------------------------------------
  2.1    Agreement and Plan of Merger by and between Predict It Corp. and WDC Development, Inc.*
  2.2    Agreement and Plan of Merger and Reorganization by and among the Registrant, PII Acquisition Corp.,
         Virtual Stock Exchange, Inc., Gary Cheng, Howard Yen and Scott Appleby.*
  3.1    Certificate of Incorporation of the Registrant, as amended.*
  3.2    By-Laws of the Registrant.*
  4.1    Certificate of Designation of Series A Preferred Stock.*
  4.2    Specimen of Registrant's Common Stock.*
  4.3    Registration Rights Agreement by and among the Registrant, Gary Cheng, Howard Yen and Scott Appleby.*
  4.4    Form of Promissory Note, dated December 8, 1999, February 14, 2000 and March 15, 2000.*
  4.5    Form of Warrant, dated December 8, 1999, February 14, 2000 and March 15, 2000.*
  4.6    Certificate of Designation of Series B Preferred Stock.*
  4.7    Unit Purchase Option to Commonwealth Associates, L.P.*
  5.1    Opinion and Consent of Camhy Karlinsky & Stein LLP.*
 10.1    1999 Stock Option Plan, as amended.*
 10.2    Employment Agreement between Registrant and Andrew Merkatz.*
 10.3    Employment Agreement between Registrant and Howard Yen.*
 10.4    Transition Agreement between Registrant and Tom Courts.*
 10.5    Employment Agreement between Registrant and Gary Cheng.*
 10.6    Employment Agreement between Registrant and Geordie Pace.*
 10.7    Agreement by and between the Registrant and Vision Consulting International Inc.*
 10.8    License and Promotion Agreement by and between Registrant and SportsLine USA, Inc.***
 10.9    License Agreement by and between Registrant and Predict It China, LLC**
 10.10   Form of Subscription Agreement by and between Registrant and the subscribers of units.*
 10.11   Limited Liability Company Agreement by and between the Registrant and China Interactive Media Group LLC.
 23.1    Consent of Camhy Karlinsky & Stein LLP.**
 23.2    Consent of Richard A. Eisner & Company, LLP.**
 24      Power of Attorney.*



------------------
 * Previously filed
** Filed herewith
*** Filed herewith. Certain portions of this exhibit have been omitted herein and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment of the redacted portions.
------------------